AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of the 25th day of July, 1997 (this "Plan"), by and among MainStreet BankGroup Incorporated, a Virginia corporation ("MSBC"), and Tysons dFinancial Corporation, a Virginia corporation ("Tysons").

	                              RECITALS:

     (A) MSBC. MSBC is a corporation duly organized and existing in good standing under the laws of the Commonwealth of Virginia, with its principal executive offices located in Martinsville, Virginia. As of the date hereof, MSBC has 20,000,000 authorized shares of Common Stock, each of $5.00 par value ("MSBC Common Stock"), and 1,000,000 authorized shares of Preferred Stock, each of $5.00 par value ("MSBC Preferred Stock") (no other class of capital stock being authorized), of which 11,373,417 shares of MSBC Common Stock and no shares of MSBC Preferred Stock, respectively, are issued and outstanding as of June 30, 1997. MSBC has eight (8) wholly owned bank subsidiaries: Piedmont Trust Bank, a Virginia bank; Bank of Ferrum, a Virginia bank; Bank of Carroll, a Virginia bank; First Community Bank, a Virginia bank; The First Bank of Stuart, a Virginia bank; First Community Bank of Saltville, a Virginia bank; Hanover Bank, a Virginia bank; and First National Bank of Clifton Forge, a national banking association (each of which is referred to as a "MSBC Bank Subsidiary" and all of which are referred to as "MSBC Bank Subsidiaries"). In addition, MSBC has

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one wholly owned nonbanking subsidiary, MainStreet Trust Company chartered as a limited purpose national banking association to engage in the business of a trust company and businesses incidental thereto ("MSBC Trust Subsidiary") and one corporation, MB Corp. (the "Holding Company"), incorporated under Virginia law, which will become a wholly owned subsidiary of MSBC. The MSBC Bank Subsidiaries, MSBC Trust Subsidiary and the Holding Company (upon formation) are individually referred to as an "MSBC Subsidiary" and collectively as "MSBC Subsidiaries".

     (B) Tysons. Tysons is a corporation duly organized and existing in good standing under the laws of the Commonwealth of Virginia, with its principal executive offices located at 8200 Greensboro Drive, Suite 100, McLean, Virginia and is authorized to do business as a bank holding company under the federal Bank Holding Company Act of 1956, as amended, and Chapter 13 of the Virginia Banking Act. Tysons' only subsidiary is Tysons National Bank ("TNB"). TNB is a national banking association organized under the laws of the United States. As of the date hereof, Tysons has 10,000,000 authorized shares of Common Stock, each of $5.00 par value ("Tysons Common Stock"), of which 1,071,119 shares were issued and outstanding as of June 30, 1997 (no other class of capital stock being authorized) and warrants to purchase up to 228,250 shares of Tysons Common Stock at $10.00 per share, which expire on July 1, 2001, if unexercised, of which 228,250 are outstanding as of the date of this Agreement ("Tysons

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


Warrants"). The holders of Tysons Common Stock have no preemptive rights. Tysons Common Stock is subject to the provisions of Section 12, 13, 14(a), 14(c), 14(d), 15(d) and 16
of the Securities Exchange Act of 1934, as amended, (together with the rules and regulations of the Securities and Exchange Commission ("SEC") promulgated thereunder, the "Exchange Act").

     (C) The Holding Company. The Holding Company is a corporation duly organized and existing in good standing under the laws of the Commonwealth of Virginia, having 5,000 authorized shares of common stock, no par value ("Holding Company Common Stock") (no other class of capital stock being authorized) of which as of the Merger Closing 1,000 shares will be issued and outstanding, all of which shall be held of record and beneficially by MSBC.

     (D)  TNB.	 TNB is a wholly owned subsidiary of Tysons.  TNB's
headquarters are located at 8200 Greensboro Drive, Suite 100, McLean, Virginia 22102. TNB has 10,000,000 shares of common stock, $5.00 par value per share ("TNB Common Stock") authorized (no other class of capital stock being authorized), of which 575,000 shares are issued and outstanding as of June 30, 1997, and are held of record and beneficially by Tysons. There are no shares of TNB Common Stock authorized and reserved for issuance and there is no commitment to authorize, issue or sell any such shares or any other securities, warrants or obligations convertible into or exchangeable for, or giving any right to

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subscribe for or acquire any such shares and no securities, warrants or obligations representing any such rights are outstanding. There are no options or share appreciation rights authorized or granted for TNB Common Stock and no commitment to grant any such options or share appreciation rights.

     With respect to Tysons, any reference herein to "Subsidiary" or "Subsidiaries" refers to TNB and, with respect to MSBC, any reference to "Subsidiary" refers to any MSBC Subsidiary and to "Subsidiaries" refers to the MSBC Subsidiaries, jointly and severally (unless the context otherwise requires).

     (E) Rights, Etc. Except as Previously Disclosed or except in connection with the transactions contemplated by this Plan, there are no shares of MSBC Common Stock or MSBC Preferred Stock authorized and reserved for issuance, and MSBC has no commitment to authorize, issue or sell any such shares or any securities or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire from MSBC, any such shares and no securities or obligations representing any such rights are outstanding. Except as Previously Disclosed, MSBC has not granted or made any commitment to grant any options or share appreciation rights with respect to the MSBC Common Stock or MSBC Preferred Stock. Except as Previously Disclosed and except for shares reserved pursuant to the Stock Option Agreement (as hereinafter defined) and the Tysons Warrants, there are no shares of Tysons Common Stock authorized and reserved for issuance and

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


Tysons has no commitment to authorize, issue or sell any such shares, or any other securities, warrants or obligations convertible into or exchangeable for, or giving any right to subscribe for or acquire from Tysons any such shares, and no securities, warrants or obligations representing any such rights are outstanding. Except for options granted to employees and officers in such capacity to purchase Tysons Common Stock ("ISO's") and options granted to directors in such capacity to purchase Tysons' Common Stock ("Directors Options"), all as Previously Disclosed, Tysons has not granted or made any commitment to grant any options or share appreciation rights with respect to Tysons Common Stock. The ISO's and Directors Options are collectively referred to as the "Tysons Options".

     (F) This Transaction. The Boards of Directors of MSBC and Tysons, respectively, deem it advisable and in the best interests of MSBC and Tysons and their stockholders that Tysons be acquired by MSBC through a merger of Holding Company into Tysons pursuant to this Agreement and Plan of Merger.

     (G) Stock Option Agreement. As a condition and inducement to MSBC's willingness to enter into this Plan, Tysons has agreed that prior to 5:00 p.m., on July 25, 1997, Tysons shall enter into a Stock Option Agreement with MSBC ("Stock Option Agreement") in the form attached hereto as Exhibit E pursuant to which Tysons shall grant to MSBC an option ("Option") to

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


purchase, under certain circumstances, shares of Tysons Common
Stock.

     (H) Approvals. The Board of Directors of each of MSBC and Tysons has approved and adopted, at meetings of each of such Board of Directors, this Plan and the Stock Option Agreement and has authorized, subject to such further modifications as may be agreed by a member of the Office of the Chairman of MSBC and by the President of Tysons, respectively, not inconsistent herewith, the execution hereof in counterparts. At the meeting of the Tysons Board of Directors, the Board of Directors of Tysons recommended the Plan as so executed to its shareholders.

     (I) NASDAQ. Trading of the MSBC Common Stock is presently reported on the National Association of Securities Dealers ("NASD") Quotations System National Market System("NASDAQ/NMS"). Trading of the Tysons Common Stock is presently reflected on NASD's Small Cap Market ("NASD/SCM"). The Tysons Warrants and the Tysons Options are not traded on any established market.

     (J) Benefits of Plan. MSBC and Tysons believe the Plan and its consummation are in the respective best interests of each corporation and its shareholders for the following reasons, among others: (1) the Merger will allow them to provide banking and related financial services more effectively and efficiently; (2) the Merger will expand the range of banking and related financial services which they can provide; (3) the Merger will enhance the safety and soundness of their operations; (4) the Merger will

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enable them to expand the market for their banking and related financial services; (5) the Merger will expand the number and diversity of Tysons' shareholder base and enhance the liquidity of equity investments in Tysons; and (6) no gain or loss generally will be recognized by stockholders of Tysons who receive shares of MSBC Common Stock in exchange for their shares of Tysons Common Stock.

     NOW, THEREFORE, in consideration of their mutual promises and obligations, the parties hereto adopt and make this Plan and prescribe the terms and conditions thereof and the manner and basis of carrying it into effect, which shall be as follows:


                           I.  THE MERGER

     (A) The Continuing Corporation. On the Merger Effective Date (as hereinafter defined), the Holding Company shall merge into Tysons (the "Merger"), the separate existence of the Holding Company shall cease and Tysons (the "Continuing Corporation") shall survive.

     (B) Rights, Etc. Upon consummation of the Merger, the Continuing Corporation shall thereupon and thereafter possess all of the rights, privileges, immunities and franchises, of a public as well as of a private nature, of each of the merging corporations; and all property, real, personal and mixed, and all debts due on whatever account, and all other choses in action, and all and every other interest, of or belonging to or due to

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


each of the corporations so merged, shall be deemed to be vested in the Continuing Corporation without further act or deed; and the title to any real estate or any interest therein, vested in any of such corporations, shall not revert or be in any way impaired by reason of the Merger as provided by the laws of the Commonwealth of Virginia.

     (C) Liabilities. Upon consummation of the Merger, the Continuing Corporation shall thenceforth be responsible and liable for all the liabilities, obligations and penalties of each of the corporations so merged.

     (D) Articles of Incorporation; Bylaws; Directors; Officers of Continuing Corporation. The Articles of Incorporation of the Continuing Corporation shall be those of the Holding Company, and the Bylaws of the Continuing Corporation shall be those of the Holding Company. The officers and directors of Tysons in office immediately prior to the Merger becoming effective shall be the officers and directors of the Continuing Corporation, who shall hold office until such time as their successors are elected and qualified in accordance with the Articles and Bylaws of the Continuing Corporation.

     (E) Merger Closing; Merger Effective Date. The Merger shall become effective on the date and time the Virginia State Corporation Commission ("Virginia Corporation Authority") issues a certificate of merger reflecting the Merger (the "Merger Effective Date"). Unless otherwise agreed upon in writing by the

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chief executive officers of MSBC and Tysons, subject to the conditions to the obligations of the parties to effect the Merger as set forth in Article VI, the parties shall use their reasonable efforts to cause the Merger Effective Date to occur on an end of the month date as soon as practicable following the satisfaction of the conditions set forth in Paragraphs (A), (B) and (C) of Article VI but in no event before December 31, 1997. All documents required by the terms of this Agreement to be delivered at or prior to consummation of the Merger will be exchanged by the parties at the closing of the Merger (the "Merger Closing"), which shall be held on such date as MSBC shall designate to Tysons and which is reasonably acceptable to Tysons after the satisfaction of the condition set forth in Paragraphs
(A), (B) and (C) of Article VI but no later than the Merger Effective Date. Prior to the Merger Closing, Holding Company and Tysons shall execute and deliver to the Virginia Corporation Authority, Articles of Merger containing a Plan of Merger in substantially the form of Exhibit A hereto (the "Plan of Merger") for approval.


                     	II.  MERGER CONSIDERATION

     (A) Outstanding Holding Company Common Stock. The shares of Holding Company Common Stock issued and outstanding immediately prior to the Merger Effective Date, on and after the Merger Effective Date, shall be converted automatically into that number of shares of common stock of the Continuing Corporation issued and outstanding immediately prior to the Merger Effective Date and shall constitute the only issued and outstanding shares of common stock of the Continuing Corporation.

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


     (B) Outstanding MSBC Common Stock. The shares of MSBC Common Stock issued and outstanding immediately prior to the Merger Effective Date shall, on and after the Merger Effective Date, remain issued and outstanding shares of MSBC Common Stock.

     (C) Outstanding Tysons Common Stock. Each share (excluding shares held by Tysons or by MSBC or by any of the MSBC Subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted (the "Excluded Shares")) of Tysons Common Stock issued and outstanding immediately prior to the Merger Effective Date shall, by virtue of the Merger, automatically and without any action on the part of the holder thereof on the Merger Effective Date, become and be converted into the right to receive that number of shares of MSBC Common Stock obtained by dividing the Negotiated Price per Tysons Common Share by the average of the bid/asked price per share for MSBC Common Stock ("Average MSBC Share Price") as reported on the NASDAQ/NMS for each of the twenty (20) trading days preceding the later to occur of (i) the shareholder approvals contemplated by Paragraph A of Article VI and (ii) the financial institutions regulatory approvals (but not the associated statutory waiting periods) contemplated by Paragraph B of Article VI. If the Exchange Ratio computed in accordance with the immediately

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


preceding sentence is less than .507, the Exchange Ratio shall be
 .507, and if the Exchange Ratio computed in accordance with the immediately preceding sentence is greater than .620, the Exchange Ratio shall be .620 ("Exchange Ratio"). The Negotiated Price per Tysons Common Share is $14.50.

     (D) Stockholder Rights; Stock Transfers. On the Merger Effective Date, holders of Tysons Common Stock shall cease to be, and shall have no rights as, stockholders of Tysons other than to receive the Merger consideration provided under Paragraph (C) above. After the Merger Effective Date, there shall be no transfers on the stock transfer books of Tysons or the Continuing Corporation of the shares of Tysons Common Stock which were issued and outstanding immediately prior to the Merger becoming effective.

     (E) Fractional Shares. Notwithstanding any other provision hereof, no fractional shares of MSBC Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger; instead, MSBC shall pay to each holder of Tysons Common Stock who would otherwise be entitled to a fractional share an amount in cash determined by multiplying such fractional share by the Average MSBC Share Price.

     (F) Exchange Procedures. As promptly as practicable after the Merger Effective Date, MSBC shall send or cause to be sent to each former stockholder of Tysons of record immediately prior to

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


the Merger Effective Date transmittal materials for use in exchanging such stockholder's certificates of Tysons for the consideration set forth in Paragraph (C) above. Any fractional share checks which a Tysons stockholder shall be entitled to receive in exchange for such stockholder's shares of Tysons Common Stock, and any dividends paid on any shares of MSBC Common Stock, that such stockholder shall be entitled to receive prior to the delivery to MSBC of such stockholder's certificates representing all of such stockholder's shares of Tysons Common Stock will be delivered to such stockholder only upon delivery to MSBC of the certificates representing all of such shares (or indemnity satisfactory to MSBC, in its judgment, if any of such certificates are lost, stolen or destroyed). No interest will be paid on any such fractional share checks or dividends which the holder of such shares shall be entitled to receive upon such delivery. After the Merger Effective Date, to the extent permitted by law, former stockholders of record of Tysons shall be entitled to vote at any meeting of holders of MSBC Common Stock, the number of whole shares of MSBC Common Stock into which their respective shares of Tysons Common Stock are converted, regardless of whether such holders have exchanged their certificates representing Tysons Common Stock for certificates representing MSBC Common Stock in accordance with the provisions of this Plan.

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


     (G) Shares Held by Tysons or MSBC. Each of the shares of Tysons Common Stock and any Tysons Warrants held by Tysons, TNB, MSBC or any MSBC Subsidiary, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Merger Effective Date and no consideration shall be issued in exchange therefor.

      (H) Anti-Dilution Provisions. In the event MSBC changes the number of shares of MSBC Common Stock issued and outstanding prior to the Merger Effective Date as a result of a stock split, stock dividend, recapitalization or similar transaction with respect to the outstanding MSBC Common Stock (but not including shares issued in connection with a merger, share exchange or similar transaction) and the record date therefor shall be prior to the Merger Effective Date, the Exchange Ratio shall be proportionately adjusted.

     (I) Dividends. Tysons shareholders shall not under any circumstances be entitled to any dividend (cash or otherwise) declared by MSBC with a record date prior to the Merger Effective
Date.

     (J) ISO's and Stock Appreciation Rights. From and after the Merger Effective Date, all ISO's to purchase shares of Tysons Common Stock which are then outstanding and unexercised, shall be converted into and become options with respect to MSBC Common Stock, and MSBC shall assume each such option and right, in accordance with the terms of the plan and agreement by which it

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


is evidenced. From and after the Merger Effective Date, (i) each such ISO assumed by MSBC may be exercised solely for shares of MSBC Common Stock, (ii) the number of shares of MSBC Common Stock subject to each ISO shall be equal to the number of shares of Tysons Common Stock subject to such ISO immediately prior to the Merger Effective Date multiplied by the Exchange Ratio, and (iii) the per share exercise price under each such ISO shall be adjusted by dividing the per share exercise price of each such ISO by the Exchange Ratio, and rounding to the nearest cent. The maximum number of shares of Tysons Common Stock which are issuable upon exercise of such ISO's as of the date hereof are Previously Disclosed. No stock appreciation rights are outstanding and unexercised as of the date hereof.


                    III.  ACTIONS PENDING MERGER

A. Tysons Actions. Without the prior written consent or approval of a proper officer of MSBC, Tysons will not and will cause its Subsidiary not to:

     (1) Stock Distributions. Make, declare or pay any dividend other than cash dividends on Tysons Common Stock or TNB Common Stock, as the case may be, consistent with past practice and in an amount not greater than the last previous cash dividend paid prior hereto by Tysons or TNB, respectively, or declare or make any distribution on, or directly or indirectly combine, redeem, reclassify, purchase or otherwise acquire, any shares of its

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


capital stock (other than in a fiduciary capacity in the ordinary course of its business and consistent with past practice or in connection with stock received on a debt previously contracted basis) or authorize the creation or issuance of, or issue (except as may be required to comply with Tysons' obligations under the Tysons Warrants or Tysons Options), any additional shares of it capital stock, or any options, calls, warrants or commitments relating to its capital stock or any securities or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire from its shares of its capital stock or any securities or obligations convertible into or exchangeable for shares of its capital stock, or issue any long-term debt;

     (2) Employment Contracts. Enter into any employment contracts with, increase the rate of compensation of (except in accordance with existing policy consistent with past practice or pursuant to any agreement existing and as in effect on the date hereof and Previously Disclosed), or pay or agree to pay any bonus to, any of its directors, officers or employees, except in accordance with plans or agreements existing and as in effect on the date hereof and Previously Disclosed;

     (3) Employee Benefit Plans. Enter into or modify (except as may be required by applicable law to change the voting provisions of the Tysons Financial Corporation Employee Stock Ownership Plan ("Tysons ESOP") to comply with the provisions of

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


this Agreement) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or other employees, including without limitation taking any action that accelerates (1) the vesting or exercise of any benefits payable thereunder, or (2) the right to exercise any employee stock options or stock appreciation rights outstanding thereunder;

     (4) Asset Disposition. Dispose of, grant an encumbrance against or discontinue any portion of its assets, business operations or properties, which is material to Tysons or TNB or merge or consolidate with, or acquire all or any substantial portion of, the business or property of any other entity (except foreclosures, acquisitions of control in its fiduciary capacity or securitization transactions, in each case in the ordinary course of business consistent with past practice);

     (5)  Constituent Documents.  Amend its Articles of
Incorporation or Bylaws as delivered to MSBC in connection with this Plan;

     (6) Material Transactions. (a) Settle any material litigation or (b) enter into any material transaction or make any material commitment relating to its assets and business,

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


otherwise than as contemplated hereby or in the ordinary course of business consistent with past practice;

     (7) Actions Not in Ordinary Course. Take any other action not in the ordinary course of business consistent with past practice; or

     (8) Agreements. Agree to take any of the foregoing actions (except to the extent Tysons' Board of Directors is required to authorize any such agreement on behalf of Tysons in order to comply with the directors' fiduciary duties as advised in writing by counsel).


                	IV.  REPRESENTATIONS AND WARRANTIES

     Tysons hereby represents and warrants to MSBC and, upon Holding Company's execution of this Agreement, to Holding Company, and MSBC hereby represent and warrant to Tysons and Holding Company upon its execution of this Agreement hereby represents and warrants as applicable to MSBC, as follows:

     (A) Recitals. The facts set forth in the Recitals of this Plan with respect to it and its respective Subsidiaries are true and correct;

     (B) Capitalization. The outstanding shares of it and its respective Subsidiaries are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights;

     (C)  General Corporate Power and Ownership of Properties.
It and its respective Subsidiaries have the corporate power and authority to carry on their respective business as now being

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


conducted and to own all of their respective material properties and assets and have good and marketable title to or a valid leasehold interest in all of the material properties and assets thereof reflected as owned or leased in its balance sheet as of December 31, 1996, and included in the Financial Reports (as hereinafter defined) and in all material properties and assets acquired or leased by it or its respective Subsidiaries, since December 31, 1996. In the case of Tysons and its Subsidiary only, none of such properties is subject to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind except: (1) mechanic's, carrier's, worker's or similar liens arising in the ordinary course of business; (2) as Previously Disclosed; (3) imperfections of title, if any, none of which is material in amount or materially detracts from the value or impairs the existing use of the property subject thereto or the operations of Tysons or its Subsidiary; and (4) liens of current taxes not due and payable;

     (D) Specific Corporate Authority. Subject to any necessary receipt of approval by its stockholders and the regulatory approvals referred to in Paragraphs (B) and (C) of Article VI, this Plan has been authorized by all necessary corporate action of it and is a valid and binding agreement of it enforceable against it in accordance with its terms, subject to (1) bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights; and (2) general

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


equity principles and, in the case of Tysons, it represents and warrants to MSBC that the Stock Option Agreement has been authorized by all necessary corporate action of it and is a valid and binding agreement of it enforceable against it in accordance with its terms subject only to conditions (1) and (2) in the immediately preceding sentence.

     (E) No Default. The execution, delivery and performance of this Plan and, in the case of Tysons, the Stock Option Agreement and the consummation of the transactions contemplated hereby and thereby by it, will not constitute: (1) a breach of violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, franchise or agreement, indenture, instrument or authorization applicable to, of or held by it or its Subsidiaries, or to which it, its Subsidiaries or its or its Subsidiaries' respective properties are subject or bound, which breach, violation or default is reasonably likely to have a Material Adverse Effect on it; or (2) a breach or violation of, or a default under, its or its Subsidiaries' respective Articles of Incorporation or Bylaws;

     (F) Financial Reports. Except as Previously Disclosed, (1) its Annual Report on Form 10-K, for the fiscal year ended December 31, 1996, and all other documents filed or to be filed subsequent to December 31, 1996 under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act in the form filed with the SEC, all of which have been Previously Disclosed (all of the foregoing

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


reports and documents of MSBC and Tysons, respectively, are hereinafter referred to as its "Financial Reports") did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets in or incorporated by reference into the Financial Reports (including the related notes and schedules thereto) fairly presents and will fairly present the financial position of the entity or entities to which it relates as of its date and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in the Financial Reports (including any related notes and schedules thereto) fairly presents and will fairly present the results of operations, changes in stockholders' equity and changes in cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein, in each case in accordance with generally accepted accounting principles consistently applied, except as may be noted therein, subject to normal and recurring year-end audit adjustments in the case of unaudited statements;

     (G) Regulatory Reports. In the case of Tysons only, it has Previously Disclosed to MSBC copies of (1) TNB's "Annual Report of Condition and Income" on Form FFIEC 033, as delivered to the appropriate bank regulatory authority for the years ended

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


December 31, 1994, December 31, 1995, and December 31, 1996 and for the period ending March 31, 1997; and (2) all other material reports and documents filed with or sent to any federal or state regulatory authority by it or TNB during 1995, 1996 and 1997; and
(3) to the extent not prohibited by law, all reports of any state or federal regulatory authority relating to it or TNB and received during or relating to matters in 1995, 1996 or 1997 (all of the foregoing reports and documents are hereinafter referred to as "Regulatory Reports"). Tysons represents and warrants to MSBC that, as of their respective dates the Regulatory Reports referred to in (1) and (2) above complied in all material respects with all legal and regulatory requirements applicable thereto and the Regulatory Reports referred to in (1) above are accurate in all material respects and fairly present the financial condition and income of the reporting entity for the period(s) covered thereby.

     (H)  Material Events.  Except as Previously Disclosed, since
December 31, 1996, no event has occurred which is reasonably likely to have a Material Adverse Effect on it;

     (I) Litigation. Except as Previously Disclosed, no litigation, proceeding or controversy before any court or governmental agency is pending which is reasonably likely to have a Material Adverse Effect on it and, to the best of its knowledge, no such litigation, proceeding or controversy has been threatened;

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


     (J) Material Contracts. Except as Previously Disclosed or as previously disclosed in the Financial Reports and except for this Plan and the Stock Option Agreement, neither it nor any Subsidiary is bound by any material contract (as to it and its Subsidiaries taken as a whole) to be performed after the date hereof;

     (K) Commissions. All negotiations relative to this Plan and the transactions contemplated hereby have been carried on by it directly with the other parties hereto and no action has been taken by it that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment, excluding a fee in an amount Previously Disclosed to be paid to Scott & Stringfellow, who have acted as financial advisors to Tysons;

     (L)  ERISA.  Except as Previously Disclosed:

          (1)  all "employee benefit plans" within the meaning of
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), covering employees or former employees of it and/or its Subsidiaries (the "Employees") are Previously Disclosed, true and complete copies of which have been made available to the other party;

          (2) all employee benefit plans covering Employees, to the extent subject to ERISA (the "ERISA Plans"), are in compliance with ERISA, except for failure to so comply which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on it; each ERISA Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") and which is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), has either (a) received a favorable determination letter from the Internal Revenue Service, or (b) is or will be the subject of an application for a favorable determination letter, and it is not aware of any circumstances likely to result in the revocation or denial of any such favorable determination letter; there is no pending or, to the best of its knowledge, threatened litigation relating to the ERISA Plans which is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on it; and neither it nor any Subsidiary has engaged in a transaction with respect to any ERISA Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject it or the Subsidiary to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on it;

          (3) no liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by it or any Subsidiary with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them or any entity which is considered one "employer" with it or any Subsidiary under Section 4001(a)(14) of ERISA or Section 414 of the Code (an "ERISA Affiliate"), which liability is reasonably likely to have a Material Adverse Effect on it; neither it nor any Subsidiary has incurred and does not expect to incur any withdrawal liability with respect to a multiemployer plan under Subtitle E of Title IV of ERISA; and to its knowledge no notice of a "reportable event" within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or the Pension Plan of an ERISA Affiliate within the 12-month period ending on the date hereof;

          (4) during the current plan year and the immediately preceding three plan years of such ERISA Plan, all contributions required to be made under the terms of any ERISA Plan of it or an ERISA Affiliate have been timely made; and no pension plan of it or an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA which is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on it;

          (5) under each Pension Plan which is a single-employer plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities", within the meaning of Section

4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the ERISA Plan's most recent actuarial valuation) did not exceed the then current value of the assets of such ERISA Plan, and there has been no material adverse change in the financial position of such ERISA Plan since the last day of the most recent plan year; and

          (6) there are no material current or projected liabilities for retiree health or life insurance benefits;

     (M) Regulatory Approvals. It knows of no reason why the regulatory approvals referred to in Paragraphs (B) and (C) of
Article VI should not be obtained without the imposition of any condition of the type referred to in the proviso following such Paragraph (C).

     (N) Agreements with Bank Regulators. Except as Previously Disclosed neither MSBC or Tysons, respectively, are a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or a recipient of any extraordinary supervisory letter from, any bank regulator which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management, nor has either party been advised by any bank regulator that it is contemplating issuing or requesting any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission.

     (O) Subsidiaries. In the case of Tysons only, it has no subsidiaries other than TNB, all of the outstanding shares of which are validly issued, fully paid and nonassessable (except pursuant to 12 USC Section 55) and are owned by it free and clear of all liens, claims, encumbrances and restrictions on transfer whatsoever. In the case of MSBC only, its only Subsidiaries are the MSBC Subsidiaries, all of the outstanding shares of which (with the exception of the Holding Company as of the date hereof) are validly issued, fully paid and nonassessable (except pursuant to 12 USC Section 55 or comparable state law) and are owned by it free and clear of all liens, claims, encumbrances and restrictions on transfer whatsoever.

     (P) Collective Bargaining Contracts. Neither it nor any Subsidiary is a party to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization or is the subject of a proceeding asserting that it or the Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel it or the Subsidiary to bargain with any labor organization as to wages and conditions of employment. There is not any strike or other labor dispute involving it or any Subsidiary and to the best of its knowledge none is threatened. It is not aware of any activity involving the employees of it or any Subsidiary seeking to certify a collective bargaining unit or engaging in any other organization activity;

     (Q) Classified Assets. Tysons has Previously Disclosed a list of the loans, extensions of credit or other assets of TNB that were classified by the examiners of the Office of the Comptroller of the Currency ("OCC") in its last respective preceding examination ("TNB Asset Classification") and has Previously Disclosed a list of its loans and extensions of credit by TNB in the respective initial principal amount of $50,000 or more, any payment of which is, as of the date so disclosed, delinquent ("TNB Delinquent Loan List"). The TNB Asset Classification and the TNB Delinquent Loan List are, respectively, accurate and complete in all material respects and no amounts of loans, extensions of credit or other assets that have been classified as of the respective date of the TNB Asset Classification by any regulatory examiner as "Other Loans Specially Mentioned", "Substandard", "Doubtful", "Loss", or words of similar import are excluded from the amounts disclosed in the TNB Asset Classification as of the respective date thereof other than amounts of loans, extensions of credit or other assets that were charged off by TNB prior to the respective date of the TNB Asset Classification;

     (R) Affiliates. In the case of Tysons only, except as Previously Disclosed, to the best of its knowledge, there is no person who, as of the date of this Plan, may be deemed to be an "affiliate" of it as that term is used in Rule 145 under the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the "Securities Act"; hereinafter the Securities Act and the Exchange Act are referred to as the "Federal Securities Laws");

     (S) Insurance Policies. In the case of Tysons only, it has made available to MSBC correct and complete copies of all of its or its Subsidiary's insurance policies respecting the properties, operations, liabilities, officers, directors and employees thereof, all of which are in full force and effect or provide coverage to it or its Subsidiary and their respective officers, directors and employees.

     (T) MSBC Stock. In the case of MSBC only, the shares of MSBC Common Stock to be issued in exchange for shares of Tysons Common Stock and for the Directors Options upon consummation of the Merger and upon exercise of the ISO's after the Merger Effective Date will have been duly authorized and, when issued in accordance with the terms of this Plan, will be validly issued, fully paid and nonassessable and subject to no preemptive rights;

     (U) Takeover Laws. In the case of Tysons only, it has taken all necessary action to exempt the transactions contemplated by this Plan and the Stock Option Agreement from, or the transactions contemplated by this Plan and the Stock Option Agreement are otherwise exempt from, any applicable state takeover laws in effect as of the date of this Plan, including, without limitation, Articles 14 and 14.1 of the Virginia Stock Corporation Act.

     (V) Approval of This Transaction. In the case of Tysons only, it has taken all action so that the entering into of this Plan and the Stock Option Agreement and the consummation of the transactions contemplated hereby and thereby (including without limitation the Merger) or any other action or combination of actions, or any other transactions, contemplated hereby or thereby do not and will not (1) require a vote of stockholders (other than as set forth in Paragraph (A) of Article VI); or (2) result in the grant of any rights to any person under its Articles of Incorporation or Bylaws or, except as Previously Disclosed, under any agreement; or (3) except as set forth in Paragraphs (B) and (C) of Article VI, and Section 8 of the Stock Option Agreement and except for consents required to be obtained from the holders of Tysons Warrants and Tysons Options, require any consent or approval under any law, rule, regulation, judgment, decree, order, governmental permit or license or, except as Previously Disclosed, the consent or approval of any other party to any agreement, indenture or instrument; or (4) restrict or impair in any way the ability of MSBC to exercise the rights granted hereunder or under the Stock Option Agreement.

     (W)  Environmental Laws.  As to Tysons only,

          (1) To its knowledge, it, its Subsidiary, the Participation Facilities and the Loan Properties (each as defined below) are, and have been, in compliance with all Environmental Laws (as defined below), except for instances of noncompliance which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on it;

          (2) there is no proceeding pending or, to its knowledge, threatened before any court, governmental agency or board or other forum in which it, its Subsidiary, or any Participation Facility has been, or with respect to threatened proceedings, reasonably would be expected to be, named as a defendant or potentially responsible party (a) for alleged noncompliance (including by any predecessor) with any Environmental Law or (b) relating to the release or threatened release into the environment of any Hazardous Material (as defined below), whether or not occurring at or on a site owned, leased or operated by it, its Subsidiary or any Participation Facility, except for such proceedings pending or threatened that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on it;

          (3) to its knowledge, there is no proceeding pending or threatened before any court, governmental agency or board or other forum in which any Loan Property, it or its Subsidiary is or with respect to threatened proceedings, reasonably would be expected to be, named as a defendant or potentially responsible party (a) for alleged noncompliance (including by any predecessor) with any Environmental Law or (b) relating to the release or threatened release into the environment of any Hazardous Material, except for such proceedings pending or threatened that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on it;

          (4) to its knowledge, there is no reasonable basis for any proceeding of a type described in subparagraphs (2) or (3) above;

          (5) to its knowledge, during the period of its or its Subsidiary's (a) ownership or operation of any of their respective current properties, (b) participation in the management of any Participation Facility, or (c) holding of a security interest in a Loan Property, there have been no releases of Hazardous Material in, on, under or affecting any such property, Participation Facility or Loan Property, except for such releases that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on it;

          (6) to its knowledge, prior to the period of its or its Subsidiary's: (a) ownership or operation of any of their respective current properties, (b) participation in the management of any Participation Facility, or (c) holding of a security interest in a Loan Property, there were no releases of Hazardous Material in, on, under or affecting any such property, Participation Facility or Loan Property, except for such releases that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on it;

          (7) the following definitions apply for purposes of this Paragraph (V): "to its knowledge" means the actual knowledge of any officer of Tysons, any information contained in the business records of Tysons and, with respect to any "Loan Property", any information contained in a Phase I or Phase II environmental assessment furnished to Tysons; "Loan Property" means any property owned by it or its Subsidiary or in which it or its Subsidiary holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property; "Participation Facility" means any facility in which it or its Subsidiary participates in the management and, where required by the context, includes the owner or operator or such property, but only with respect to such property; "Environmental Law" means (a) any federal, state and local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, judgment, decree, injunction, requirement or agreement with any governmental entity, relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, or
(ii) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Material, in each case as amended and as now in effect and includes, without limitation, the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal Act and the Federal Toxic Substances Control Act, and the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970, each as amended and as now in effect, and (b) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Material; "Hazardous Material" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or quantity, and includes, without limitation, any oil or other petroleum product, toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl;

     (X) Taxes. Except as Previously Disclosed, to the best of its knowledge (1) all reports and returns with respect to Taxes (as defined below) that are required to be filed by or with respect to it or its Subsidiaries, including without limitation consolidated federal income tax returns of it and its Subsidiaries (collectively, the "Tax Returns"), have been duly filed, or requests for extensions have been timely filed and have not expired, for periods ended on or prior to June 30, 1997, and on or prior to the date of the most recent fiscal year end immediately preceding the Merger Effective Date, except to the extent all such failures to file, taken together, are not reasonably likely to have a Material Adverse Effect on it, and such Tax Returns were true, complete and accurate in all material respects, (2) all material taxes (which shall mean federal, state, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, employment, withholding or similar taxes imposed on the income, properties or operations of it and its Subsidiaries, together with any interest, additions, or penalties with respect thereto and any interest in respect of such additions or penalties, collectively the "Taxes") shown to be due on the Tax Returns have been paid in full, (3) all Taxes due with respect to completed and settled examinations have been paid in full, (4) no issues have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns which are reasonably likely to result in a determination that would have a Material Adverse Effect on it, except as reserved against in its Financial Reports, and (5) no waivers of statutes of limitations (excluding such statutes that relate to years currently under examination by the Internal Revenue Service) have been given by or requested with respect to any Taxes of it or its Subsidiaries;

     (Y) Legal Compliance. Except as Previously Disclosed, it and its Subsidiaries are in substantial compliance with all applicable laws relating to their respective business or employment practices or the ownership of their respective properties and are in substantial compliance with each applicable law, ordinance, order, decree or resolution of any governmental entity applicable to the conduct thereof or the ownership of the properties thereto in each case which either alone or in the aggregate have or would have a Material Adverse Effect on it.

     (Z) Certain Interests. Except in arm's length transactions pursuant to normal commercial terms and conditions, no executive officer or director of it or its Subsidiaries has any material interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of it and its Subsidiaries, except for the usual rights of a shareholder in it;

no such person is indebted to it, except for normal business expense advances and for loans made, in the case of MSBC, by an MSBC Bank Subsidiary, and in the case of Tysons, by TNB, in each case in full compliance with the law, including but not limited to, Regulation O of the Board of Governors of the Federal Reserve System ("FRB") and in the ordinary course of business; and it is not indebted to such person except for amounts due under normal and disclosed compensation arrangements or reimbursement of ordinary business expenses.

     (AA) Licenses. It and its Subsidiaries have in effect all approvals, authorizations, consents, licenses, clearances, and orders of and registrations with all governmental and regulatory authorities the failure to have and comply with which either alone or in the aggregate would have a Material Adverse Effect on it.

     (BB) Liabilities. Except to the extent reflected or reserved against in its Financial Reports and except as Previously Disclosed or incurred in the ordinary course of business since the date of its most recent Financial Report, it and its Subsidiaries have no material liability or obligation of any nature whether accrued, absolute, contingent or otherwise and whether due or to become due;

     (CC) Ten Percent Shareholders. It has no shareholder who owns of record or beneficially 10% or more of the outstanding shares of Tysons Common Stock, or MSBC Common Stock, as the case may be, and there is no person known to it who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares (1) voting power which includes the power to vote or to direct the voting of, such shares and/or (2) investment power, which includes the power to dispose or to direct the disposition, of 10% or more of the outstanding shares of Tysons Common Stock or MSBC Common Stock, as the case may be (all of the foregoing, "10% Ownership").
There is no person to its knowledge who, directly or indirectly, has created or uses a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement or device with the purpose or effect of divesting such person of 10% Ownership or preventing the vesting of 10% Ownership. A person shall also be deemed to be a beneficial owner for purposes of the foregoing if that person has the right to acquire beneficial of such shares within 60 days;

     (DD)  Option Shares.  In the case of Tysons only, the Option
Shares (as defined in the Stock Option Agreement) when issued upon exercise of the Option, will be validly issued, fully paid and nonassessable and subject to no preemptive rights.

     (EE) Articles and Bylaws. In the case of Tysons only, true, correct and current copies of its and its Subsidiary's
Articles of Incorporation (or Association) and bylaws have been delivered to MSBC.

     (FF) Dissenters Rights. In the case of Tysons only, the holders of shares of Tysons Common Stock have no dissenters rights of appraisal in accordance with Article 15 of the Virginia
Stock Corporation Act.

     (GG) MSBC Shareholder Approval. In the case of MSBC, the approval of the Merger by the holders of shares of MSBC Common
Stock is not required.


	                           V.  COVENANTS

     Tysons hereby covenants to MSBC, and MSBC hereby covenants to Tysons, that:

     (A) Best Efforts to Complete Merger. Subject to the terms and conditions of this Plan, it shall use its best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, as promptly as practicable so as to permit consummation of the Merger within the time contemplated by this Agreement and to otherwise enable consummation of the transactions contemplated hereby and by the Stock Option Agreement and shall cooperate fully with the other parties hereto to that end (it being understood that any amendments to the Registration Statement (as hereinafter defined) or a resolicitation of proxies as a consequence of an acquisition agreement by MSBC shall not violate this covenant), including (1) using its best efforts to lift or rescind any order adversely affecting its ability to consummate the transactions contemplated herein and in the Stock Option Agreement and to cause to be satisfied the conditions referred to in Article VI and in the Stock Option Agreement, and each of Tysons and MSBC shall use, and shall cause their respective Subsidiaries to use, their respective best efforts to obtain all consents (governmental or other) necessary or desirable for the consummation of the transactions contemplated by this Plan and the Stock Option Agreement; and (2) in the case of Tysons, cooperating with MSBC in supplying such information as MSBC may reasonably request in connection with any public offerings of securities by MSBC prior to the Merger Effective Date;

     (B)  Tysons Proxy Statement.  In the case of Tysons only,
(1) it shall promptly prepare and provide to MSBC prior to its filing and mailing a proxy statement (the "Proxy Statement") to be mailed to the holders of Tysons Common Stock in connection with the Merger and to be filed by MSBC in a registration statement (the "Registration Statement") with the SEC, which shall conform to all applicable legal requirements; (2) without limiting the foregoing, at the time such Proxy Statement or any amendment or supplement thereto is mailed to holders of Tysons Common Stock and at all times thereafter up to and including the meeting of Tysons shareholders referred to in Subparagraph (3) of this Paragraph (B), the Proxy Statement and such amendments and supplements will comply in all material respects with the provisions (to the extent applicable) of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading; provided, however, in no event shall any party hereto be liable for any untrue statement of a material fact or omission to state a material fact in the Proxy Statement made in reliance upon, and in conformity with, written information concerning another party furnished by such other party specifically for use in the Proxy Statement; (3) it shall hold a special meeting (the "Meeting") of the holders of Tysons Common Stock as soon as practicable after the Registration Statement has become effective for purposes of voting upon this Plan, the Plan of Merger and the Merger contemplated hereby and thereby, and (4) subject to the fiduciary duties of the Board of Directors of Tysons (as advised in writing by its counsel), it shall use its best efforts to solicit and obtain votes of the holders of Tysons Common Stock in favor of the above proposals and shall once, at MSBC's request, recess or adjourn the Meeting for a period not exceeding ten days (unless Tysons consents to a longer period) if such recess or adjournment is deemed by MSBC to be necessary or desirable;

     (C) Registration Statement Contents. When the Registration Statement or any post-effective amendment or supplement thereto shall become effective, and at all times subsequent to such effectiveness, up to and including the date of the Meeting, such Registration Statement and all amendments or supplements thereto, with respect to all information set forth therein furnished or to be furnished by Tysons relating to Tysons and its Subsidiary and by MSBC relating to MSBC and the MSBC Subsidiaries (1) will comply in all material respects with the provisions of the Securities Act and any other applicable statutory or regulatory requirements, and (2) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading; provided, however, in no event shall any party hereto be liable for any untrue statement of a material fact or omission to state a material fact in the Registration Statement made in reliance upon, and in conformity with, written information concerning another party furnished by such other party specifically for use in the Registration Statement. In connection with the preparation of the Registration Statement and related Prospectus/Proxy Statement, each will cooperate with the other and will furnish the information concerning itself required by law to be included therein;

     (D) Effectiveness of Registration Statement. MSBC will advise Tysons, promptly after MSBC receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed or of the issuance of any stop order or the suspension of the qualification of the MSBC Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information;

     (E) Public Announcements. It agrees that, unless approved by the other party hereto in advance, it will not issue any press release or written statement for general circulation relating to the transactions contemplated hereby, except as otherwise required by law or applicable NASD or stock exchange rule;

     (F) Review of Information. (1) Upon reasonable notice, it shall afford the other party hereto, and its officers, employees, counsel, accountants and other authorized representatives, access, during normal business hours throughout the period prior to the Merger Effective Date, to all of its properties, books contracts, commitments and records to the extent permitted by law and, during such period, it shall furnish promptly to the other party hereto (a) a copy of each material report, schedule and other document filed by it pursuant to the requirements of the Federal Securities Laws or any state laws, rules and regulations regulating the issuance, sale or exchange of securities or the markets in which any of the foregoing occurs ("Blue Sky Law(s)" which together with the Federal Securities Laws are hereinafter referred to as the "Securities Laws") or banking laws, and (b) all other information concerning its business, properties and personnel as the other parties hereto may reasonably request, provided that no investigation pursuant to this Paragraph (F) by any party shall affect or be deemed to modify or waive any representation or warranty made by any other party hereto or the conditions to the obligation of the first party to consummate the transactions contemplated by the Plan; and (2) each party hereto will not use any information obtained pursuant to this Paragraph
(F) for any purpose unrelated to the consummation of the transactions contemplated by this Plan and the Stock Option Agreement and, if the Merger is not consummated, will hold all information and documents obtained pursuant to this paragraph in confidence (as provided in Paragraph (F) of Article VIII) unless and until such time as such information or documents become publicly available other than by reason of any action or failure to act by such party or as it is advised by counsel that any such information or document is required by law or applicable NASD or stock exchange rule to be disclosed, and in the event of the termination of this Plan, each party will, upon request by the other party, deliver to the other all documents so obtained by it or destroy such documents;

     (G) No Solicitation. In the case of Tysons only, (1) it shall not, and shall direct the officers, directors, employees and other persons affiliated with it or any investment banker, attorney, accountant or other representative of it, not to, directly or indirectly, solicit or encourage inquiries or proposals with respect to, or (except as required by the fiduciary duties of its Board of Directors as advised in writing by its counsel) furnish any nonpublic information relating to or participate in any negotiations or discussion concerning, any acquisition or purchase of all or a substantial portion of the assets of, or a substantial equity interest in, it or any merger or other business combination with it other than as contemplated by this Plan; (2) shall notify MSBC immediately if any such inquiries or proposals are received by, or any such negotiations or discussions are sought to be initiated with, it; and (3) shall instruct its officers, directors, agents, advisors and affiliates to refrain from doing any of the foregoing;

     (H) Filing of Registration Statement. In the case of MSBC only, it shall, as promptly as practicable following the date of this Plan, prepare and file the Registration Statement with the SEC and MSBC shall use its best efforts to cause the Registration Statement to be declared effective as soon as practicable after the filing thereof;

     (I) Blue Sky. In the case of MSBC only, it shall use its best efforts to obtain, prior to the effective date of the Registration Statement, all necessary Blue Sky Law permits and approvals, provided that MSBC shall not be required by virtue thereof to submit to general jurisdiction in any state;

     (J) Affiliates. In the case of Tysons only, it will cause each person who may be deemed to be an "affiliate" of it for purposes of Rule 145 under the Securities Act to execute and deliver to in the form attached hereto as Exhibit B restricting the disposition of such affiliate's shares of Tysons Common Stock and the shares of MSBC Common Stock to be received by such person in exchange for such person's shares of Tysons' Common Stock;

     (K) Tysons' Policies and Practices. In the case of Tysons only: Tysons shall and shall cause its Subsidiary to use its best efforts to modify and change its credit, investment, litigation, and real estate valuation policies and practices (including loan classifications and levels of reserves) prior to the Merger Closing so as to be consistent on a mutually satisfactory basis with those of MSBC and generally accepted accounting principles. Tysons shall not be required to modify or change any policies or practices, however, until (x) satisfaction of the conditions set forth in Paragraphs (A), (B) and (C) of
Article VI, (y) such time as Tysons and MSBC shall reasonably agree that the Merger Closing will occur prior to public disclosure of such modifications or changes in regular periodic earnings releases or periodic reports filed with the SEC or other applicable governmental authority available to the public, and
(z) such time as MSBC acknowledges in writing that all conditions to MSBC's obligation to consummate the Merger (and MSBC's rights to terminate this Plan) have been waived or satisfied; provided, however, that in all circumstances Tysons shall and shall cause its Subsidiary to make such modifications and changes not later than immediately prior to the Merger Effective Date. Tysons' representations, warranties and covenants and contained in the Plan shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken solely on account of this Paragraph (K);

     (L) State Takeover Laws. In the case of Tysons only, it shall not take any action that would cause the transactions contemplated by this Plan and/or the Stock Option Agreement to be subject to any applicable state takeover statute in effect as of the date of this Plan and shall take all necessary steps to exempt (or ensure the continued exemption of) the transactions contemplated by this Plan and the Stock Option Agreement from, or if necessary challenge the validity or applicability of, any applicable state takeover law, as now or hereafter in effect, including, without limitation, Articles 14 and 14.1 of the Virginia Stock Corporation Act;

     (M) Tysons Special Shareholder Rights. In the case of Tysons only: (1) it shall take all necessary steps to ensure that the entering into of this Plan and the Stock Option Agreement and the consummation of the transactions contemplated hereby and thereby (including without limitation the Merger and the exercise of the Option) and any other action or combination of actions, or any other transactions contemplated hereby or thereby do not and will not result in the grant of any rights to any person under the Articles of Incorporation of Bylaws of Tysons or under any agreement to which Tysons is a party (other than as Previously Disclosed); or (2) it shall not restrict or impair in any way the ability of MSBC to exercise the rights granted hereunder or under the Stock Option Agreement;

     (N) Shareholder Approval. In the case of Tysons, only, it shall not adopt any plan or other arrangement granting any rights to any shareholders that would adversely affect in any way MSBC's rights under this Plan or the Stock Option Agreement and, in the case of MSBC only, it shall not amend the terms of its Participating Cumulative Preferred Stock, Series A, of which 100,000 shares are authorized but unissued as of March 31, 1997, in a manner that affects holders of Tysons Common Stock in a disproportionate manner;

     (O) Best Efforts for Merger. Subject to the terms of this Agreement, it undertakes and agrees to use its best efforts to cause the Merger to be effected;

     (P) Government Applications. In the case of MSBC only, it shall promptly prepare and submit an application to the FRB and the Virginia State Corporation Commission for approval of the Merger and promptly make all appropriate filings to secure all other approvals, consents and rulings which are necessary for the consummation of the Merger by MSBC. Both MSBC and Tysons will use their best efforts to obtain and will cooperate with each other in making applications for such approvals or other actions advisable in the reasonable judgment of MSBC, with the consent of Tysons, such consent not to be unreasonably withheld, to consummate the Merger including, but not limited to, promptly furnishing information relating to it and its Subsidiaries required to be set forth therein; provided, however, that any approval shall not require a change which materially adversely impacts the economic or business benefits to either MSBC or Tysons of the transactions contemplated by this Plan so as to render inadvisable the consummation of the Merger in the reasonable opinion of the Board of Directors of either MSBC or Tysons;

     (Q) Environmental Tests. Tysons and its Subsidiary will allow MSBC to conduct, through designated representatives, environmental and engineering tests provided that no test or information discovered pursuant thereto shall be deemed to affect or modify or waive any representation or warranty made by Tysons;

     (R) Listing of MSBC Common Stock. MSBC will use its best efforts, prior to the Merger Effective Date, to cause the shares of the MSBC Common Stock to be issued to Tysons shareholders in connection with the consummation of the Plan, to be listed on the NASDAQ/NMS, upon official notice of issuance.

     (S) Execution of Plan by Holding Company. Upon the incorporation of the Holding Company and its due organization subsequent to the date of this Agreement and prior to Merger Closing, MSBC shall cause the Holding Company by a duly authorized officer to execute this Plan.

     (T) Tysons Stock Directors Options. Not less than thirty days prior to the Merger Closing each holder of a Directors

Option shall have entered into a written agreement with Tysons for the express benefit of and reasonably satisfactory to MSBC agreeing to accept as of the Merger Closing in full satisfaction of the optionee's rights under such Directors Option that number of shares of MSBC Common Stock equal to the quotient obtained by dividing (y) the difference between $14.50 minus the price per share at which the optionee could have exercised his option rights under the terms of his Directors Option ("Strike Price"), by (z) the Average MSBC Share Price ("Option Ratio"). If the Option Ratio computed in accordance with the immediately preceding sentence is less than the ratio ("Bottom Ratio") obtained by dividing (y) the difference between $14.50 minus the Strike Price, by (z) $28.60, the Option Ratio shall be the Bottom Ratio; if the Option Ratio computed in accordance with the immediately preceding sentence is greater than the ratio ("Top Ratio") obtained by dividing (y) the difference between $14.50 minus the Strike Price, (z) by $23.40, the Option Ratio shall be the Top Ratio. As of the Merger Closing, the optionees with respect to all outstanding Directors Options shall by agreement be entitled to receive from MSBC only the shares of MSBC Common Stock as provided in the agreements executed in accordance with this Paragraph and shall have no further rights under the terms of their Directors Options.

     (U) Tysons Warrants. Tysons shall enter into an agreement with each holder of Tysons Warrants, reasonably acceptable to

MSBC, by which such holder shall agree to exchange each Tysons
Warrant at least 30 days prior to the Merger Closing for a number of shares of Tysons Common Stock per Warrant equal to the percentage obtained by dividing (y) the difference between $14.50 minus the strike price per Warrant by, (z) $14.50.

     (V) Payment of ESOP Loan. Prior to the Merger Closing, Tysons shall pay or cause to be paid and satisfy in full that certain promissory note dated June, 1994, in the initial principal amount of $500,000, payable to the order of Richard Schwartz and issued by Tysons Financial Corporation Employee Stock Ownership Plan and Trust and cause to be discharged in full all obligations under that certain Term Loan Agreement dated as of June, 1994, pursuant to which such promissory note was issued; provided, however, Tysons shall not be obligated to do so until the (x) satisfaction of the conditions set forth in Paragraphs
(A), (B), and (C) of Article VI, (y) such time as Tysons and MSBC shall reasonably agree that the Merger Closing will occur prior to the public disclosure of such action in regular public earnings releases or periodic reports filed with the SEC; and (z) such time as MSBC acknowledges in writing that the conditions to MSBC's obligation to consummate the Merger (and MSBC's rights to terminate this Plan) have been waived or satisfied.


           VI.  CONDITIONS TO CONSUMMATION OF THE MERGER.

     Consummation of the Merger is conditioned upon:

     (A) Shareholder Approval. Approval of the Merger and the other transactions contemplated hereby (including any actions contemplated by Paragraph (L) of Article VIII) by the requisite vote of the stockholders of Tysons;

     (B) Specific Regulatory Approval. Procurement of the approval by the FRB and the Virginia State Corporation Commission of the Merger and procurement of all other regulatory consents and approvals applicable to financial institutions and their holding companies and satisfaction of all other regulatory requirements applicable to financial institutions and their holding companies necessary for consummation of the Merger, and the expiration of the statutory waiting periods relating thereto.

     (C) General Governmental Approval. Procurement of all other governmental consents and approvals and satisfaction of all other requirements prescribed by law which are necessary to the consummation of the Merger; provided, however, that no approval or consent in Paragraph (B) or (C) of this Article VI shall have imposed any condition or requirement which would materially adversely impact the economic or business benefits to either MSBC or Tysons of the transactions contemplated by this Plan so as to render inadvisable the consummation of the Merger;

     (D) No Countervening Orders. There shall not be in effect any order, decree or injunction of any court or agency of competent jurisdiction that enjoins or prohibits consummation of the Merger;

     (E) Accountants' Reports as to MSBC. Tysons and its directors shall have received from Coopers & Lybrand letters, dated the date of or shortly prior to (i) the mailing of the Proxy Statement, and (ii) the Merger Effective Date, in form and substance satisfactory to Tysons with respect to MSBC's consolidated financial position and results of operations, which letters shall be based upon customary specified procedures undertaken by such firm;

     (F) Accountants' Reports as to Tysons. MSBC shall have received from KPMG Peat Marwick, LLP, dated the date of or shortly prior to (1) the mailing of the Proxy Statement, (2) the public offerings of any securities by MSBC prior to the Merger Effective Date, and (3) the Merger Effective Date, in form and substance satisfactory to MSBC with respect to Tyson's financial position and results of operations, which letters shall be based upon customary specified procedures undertaken by such firm;

     (G) MSBC Legal Opinion. Tysons shall have received an opinion, dated the Merger Effective Date, of Flippin, Densmore,
Morse, Rutherford & Jessee, P.C., counsel for MSBC and the
Holding Company, in form reasonably satisfactory to Tysons, which shall cover the matters contained in Exhibit C hereto;

     (H) Tysons Legal Opinion. MSBC and its directors and officers who sign the Registration Statement shall have received an opinion, dated the Merger Effective Date of Venable, Baetjer and Howard, LLP in form reasonably satisfactory to MSBC, which shall cover the matters contained in Exhibit D hereto;

     (I) MSBC Representations and Warranties. (1) Each of the representations and warranties contained herein of MSBC shall be true and correct as of the date of this Plan and upon the Merger Effective Date with the same effect as though all such representations and warranties had been made on the Merger Effective Date, except (a) for any such representations and warranties made as of a specified date, which shall be true and correct as of such date, (b) as expressly contemplated by this Plan, or (c) for representations and warranties (other than the representations and warranties set forth in Paragraph (A) of
Article IV, which shall be true and correct in all material respects) the inaccuracies of which relate to matters that, individually or in the aggregate, do not materially adversely affect the Merger and the other transactions contemplated by this Plan, and (2) each and all of the agreements and covenants of MSBC to be performed and complied with pursuant to this Plan and the other agreements contemplated hereby prior to the Merger Effective Date shall have been duly performed and complied with in all material respects, and Tysons shall have received a certificate or certificates signed by the Chief Executive Officer and Chief Financial Officer of MSBC dated the Merger Effective Date, to such effect;

     (J) Tysons' Representations and Warranties. (1) Each of the representations and warranties contained herein of Tysons shall be true and correct as of the date of this Plan and upon the Merger Effective Date with the same effect as though all such representations and warranties had been made on the Merger Effective Date, except (a) for any such representations and warranties made as of a specified date, which shall be true and correct as of such date, (b) as expressly contemplated by this Plan, or (c) for representations and warranties (other than the representations and warranties set forth in Paragraph (A) of
Article IV, which shall be true and correct in all material respects) the inaccuracies of which relate to matters that, individually or in the aggregate, do not materially adversely affect the Merger and the other transactions contemplated by this Plan, and (2) each and all of the agreements and covenants of Tysons to be performed and complied with pursuant to this Plan and the other agreements contemplated hereby prior to the Merger Effective Date shall have been duly performed and complied with in all material respects, and MSBC shall have received a certificate signed by the Chief Executive Officer and the Chief Financial Officer of Tysons dated the Merger Effective Date, to such effect;

     (K) Registration Statement Effectiveness. The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC or any other regulatory authority;

     (L)  Blue Sky Approvals.  MSBC shall have received all Blue
Sky Law approvals, permits and other authorizations necessary to consummate the Merger;

      (M) Tax Free Reorganization Opinion. MSBC and Tysons shall have received an opinion from Venable, Baetjer and Howard, LLP to the effect that (1) the acquisition of Tysons Common Stock by MSBC and the Merger constitutes a reorganization under Section
368 of the Code, and (2) no gain or loss will be recognized by stockholders of Tysons who receive shares of MSBC Common Stock in exchange for their shares of Tysons Common Stock except that gain or loss may be recognized as to cash received in lieu of fractional share interests and, in rendering their opinion, may require and rely upon representations contained in certificates of officers of MSBC, Tysons and others;

     (N)  Listing of MSBC Common Stock.  The shares of MSBC
Common Stock issuable pursuant to the Merger shall have been approved for listing on the NASDNAQ/NMS, subject to official notice of issuance;

     (O) Affiliate Letters. MSBC shall have received from each affiliate of Tysons the affiliates letter referred to in Paragraph (J) of Article V;

     (P) Tysons Fairness Opinion. At the time the Proxy Statement is mailed to the holders of shares of Tysons Common Stock and on the Merger Effective Date, the Board of Directors of Tysons shall have received an opinion from Scott & Stringfellow that the terms of the Merger are fair to the shareholders of Tysons from a financial point of view;

     (Q) Exercise of Tysons Warrants. As of a date which is no later than 30 days before the Merger Closing, each and every Tysons Warrant shall have been exercised and no Tysons Warrants shall be issued and outstanding;

     (R) Tysons Directors Options. Each optionee with respect to each Tysons Directors Option shall by written agreement with Tysons for the express benefit of MSBC shall be entitled to receive from MSBC only the shares of MSBC Common Stock provided in Paragraph T of Article V.

     (S) ISO's. As of a date which is no later than 30 days before the Merger Closing, each and every holder of an ISO to purchase shares of Tysons Common Stock, to the extent legally necessary to allow such conversion, shall have entered into a written agreement with Tysons for the express benefit of and reasonably acceptable to MSBC obligating such holder to accept the conversion of such ISO stock options with respect to MSBC Common Stock as contemplated by Paragraph (J) of Article II hereof.

     provided, however, that a failure to satisfy any of the conditions set forth in the proviso following Paragraph (C) or in Paragraph (F), (H), (J), (L), (M), (O), or (Q), or
     (R), or (S) of this Article VI shall only constitute conditions if asserted by MSBC and a failure to satisfy any of the conditions set forth in the proviso following Paragraph (C), Paragraph (E), (G), (I), (M), (N) or (P) of this Article VI shall only constitute conditions if asserted by Tysons.


                         VII.  TERMINATION.

     This Plan may be terminated prior to the Merger Effective
Date, either before or after receipt of required stockholder approval:

     (A) Mutual Consent. by the mutual consent of MSBC and Tysons, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board;

     (B) On Breach. By MSBC or Tysons, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of (1) a breach by the other party of any representation or warranty contained herein, which breach cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching party of such breach and which breaches, individually or in the aggregate, materially adversely affect the Merger and the other transactions contemplated by this

Plan, or (2) a material breach by the other party of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching party of such breach; provided, however, that a breach can only be asserted as a basis for termination pursuant to this paragraph (B) by a party who is not itself at such time in breach hereof and provided, further, that termination under this Paragraph (B) shall not relieve any party from liability under Paragraph (E) of Article VIII;

     (C) Failure to Consummate on Time. By MSBC or Tysons, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Merger is not consummated by March 31, 1998, and provided, further, that termination under this Paragraph (C) shall not relieve any party from liability under Paragraph (E) of Article VIII;

     (D) Failure to Obtain Certain Approvals. By MSBC or Tysons, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, in the event that (1) any common stockholder approval contemplated by Paragraph (A) of
Article VI is not obtained at a meeting or meetings called for the purpose of obtaining such approval; (2) if any regulatory approval contemplated by Paragraph (B) of Article VI to the extent necessary to consummate the Merger legally, is finally and unconditionally denied; provided, however, that termination under this Paragraph (D) shall not relieve any party from liability under Paragraph (E) of Article VIII.

     (E) Failure to Execute Stock Option Agreement. By MSBC if, prior to 5:00 p.m. on June 25, 1997, Tysons does not execute and deliver to MSBC the Stock Option Agreement.

     (F)  Possible Adjustment in Exchange Ratio and Option Ratio.
By Tysons by vote of a majority of the members of its entire
Board during the ten (10) day period commencing on the Determination Date if both of the following conditions are satisfied:

          (1)	if the Average MSBC Determination Price
     for MSBC Common Stock on the Determination Date is less than $23.40; and

          (2)	if the First Percentage exceeds the
     Second Percentage by at least ten (10) percentage points;

subject, however, to the immediately following four sentences.
If Tysons elects to exercise its termination right pursuant to Paragraph (F) of Article VII, it shall give prompt written notice to MSBC (provided that such notice of election to terminate may be withdrawn at any time within the aforementioned ten (10) day period). During the seven (7) day period commencing with its receipt of such notice, MSBC shall have the option of increasing the consideration to be received by the holders of Tysons Common Stock (including shares to be acquired pursuant to ISO's)and by optionees with respect to Tysons Directors Options by adjusting the Exchange Ratio and Option Ratio, respectively, to equal a quotient, the numerator of which is $23.40 multiplied by the Exchange Ratio (as then in effect) with respect to Tysons Common Stock and the Option Ratio (as then in effect) with respect to the Directors Options and in either case the denominator of which is the Average MSBC Determination Price. If MSBC makes the election contemplated by the immediately preceding sentence, it shall give prompt written notice to Tysons of such election and the revised Exchange Ratio and Option Ratio, whereupon no termination shall have accrued pursuant to this Paragraph (F) and the Plan shall remain in effect in accordance with its terms (except as the Exchange Ratio or Option Ratio shall have been so modified) and any references in this Plan to "Exchange Ratio" or "Option Ratio" shall thereafter be deemed to refer to the Exchange Ratio or Option Ratio as adjusted pursuant to this Paragraph (F).

     For purposes of this Paragraph (F) the following terms shall have the meanings indicated:

     "Average MSBC Determination Price" means the average of the bid/asked price for MSBC Common Stock as reported on the NASDAQ/NMS for the 20 consecutive full trading days preceding the Determination Date.

     "Determination Date" means the tenth day prior to the Merger
Closing.

     "First Percentage" means the percentage resulting from: (a) taking the remainder ("First Remainder") obtained by subtracting the Average MSBC Determination Price from $27.875 (the average of the bid and asked prices of MSBC Common Stock as reported on the NASDAQ/NMS on July 22, 1997; and (b) dividing the First Remainder by the Average MSBC Determination Price.

     "Second Percentage" means the percentage resulting from: (a) taking the remainder ("Second Remainder") obtained by subtracting the SNL Southeast Bank Index reported most recently prior to the last trading day in the measuring period for calculating the Average MSBC Determination Price ("Recent SNL Bank Index") from the SNL Southeast Bank Index at July 22, 1997; and (b) dividing the Second Remainder by the Recent SNL Bank Index.


                       	VIII.  OTHER MATTERS.

     (A) Survival. If the Merger Effective Date occurs, the agreements of the parties in Paragraph (H) of Article II, and Paragraphs (A), (C), (D), (F), (I), (J) and (K) of this Article VIII shall survive the Merger Effective Date; all other representations, warranties, agreements and covenants contained in this Plan shall be deemed to be conditions of the Merger and shall not survive the Merger Effective Date. If this Plan is terminated prior to the Merger Effective Date, the agreements and representations of the parties in Paragraph (K) of Article IV, Paragraphs (F)(2) of Article V and Paragraphs (A), (E), (F) and
(I) of this Article VIII shall survive such termination. In the event of the termination and abandonment of this Plan pursuant to the provisions of Article VII, this Plan shall become void and have no effect, except (1) as provided in the immediately preceding sentence; and (2) no party shall be relieved or released from any liability arising out of a breach of any provisions of this Plan except as provided in Paragraph (E) of this Article.

     (B) Waiver, Amendment. Prior to the Merger Effective Date, any provision of this Plan may be (1) waived by the party benefited by the provision, or (2) amended or modified at any time (including the structure of the transaction), by an agreement in writing among the parties hereto approved by their respective Boards of Directors and executed in the same manner as this Plan, except that, after the vote by the stockholders of Tysons, the consideration to be received by the stockholders of Tysons for each share of Tysons Common Stock shall not be decreased (except in accordance with Section 4 of the Plan of Merger).

     (C) Counterparts. This Plan may be executed in one or more counterparts, each of which shall be deemed to constitute an original. This Plan shall become effective when one counterpart has been signed by each party hereto.

     (D) Governing Law. This Plan shall be governed by, and interpreted in accordance with, the laws of the State of Virginia.

     (E) Fees and Expenses. In the event that the Plan is terminated in accordance with the provisions of Article VII otherwise than on account of a breach by MSBC or Tysons, each party shall bear its own costs, expenses and fees in connection with and arising out of the Merger and the other transactions contemplated by this Plan (including, without limitation, amounts paid or payable to investment bankers, to counsel and accountants, and to governmental and regulatory agencies).

     (F) Confidentiality. Except as otherwise provided in Paragraph (F)(2) of Article V, each of the parties hereto and their respective agents, attorneys and accountants will maintain the confidentiality of all information provided in connection herewith which has not been publicly disclosed.

     (G) Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed to have been duly given when delivered by hand, telegram or facsimile (confirmed in writing) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

                         If to MSBC or Holding Company, to:

                         MainStreet BankGroup Incorporated
                         200 E. Church Street
                         Martinsville, VA 24112-5409

                         Attn:  Michael Brenan,
                                Chief Executive Officer



                         Copy to:

                                Douglas W. Densmore, Esq.
                                Flippin, Densmore, Morse, Rutherford & Jessee 300 First Campbell Square
                                Drawer 1200
                                Roanoke, Virginia 24006



                         If to Tysons, to:

                                Tysons Financial Corporation
                                8200 Greensboro Drive
                                Suite 100
                                McLean, Virginia 22102

                         Attn:  Terrie G. Spiro
                                President


                         Copy to:

                                Elizabeth R. Hughes
                                Venable, Baetjer & Howard, LLP
                                1800 Mercantile Bank & Trust Building
                                2 Hopkins Plaza
                                Baltimore, Maryland 21201


     (H) Definitions. Any term defined anywhere in this Plan shall have the meaning ascribed to it for all purposes of this Plan (unless expressly noted to the contrary). In addition:

          (1) the term "knowledge" when used with respect to a party shall mean the knowledge, after due inquiry, of any "Executive Officer" of such party as such term is defined in FRB
Regulation O;

          (2) the term "Material Adverse Effect," when applied to a party, shall mean an event, occurrence or circumstance (including without limitation (a) the making of any provisions for possible loan and lease losses, write-downs of other real estate and taxes and (b) any breach of a representation or warranty by such party) which, in either case, (i) has or is reasonably likely to have a material adverse effect on the financial position, results of operations or business of the party and its subsidiaries, taken as a whole, or (ii) would materially impair the party's ability to perform its obligations under this Plan or the consummation of the Merger and the other transactions contemplated by this Plan; provided, however, that, solely for purposes of measuring whether an event, occurrence or circumstance has a material adverse effect on such party's results of operations, the term "results of operations" shall mean net interest income plus non-interest income (less securities gains) less gross expenses (excluding provisions for possible loan and lease losses, write-downs of other real estate and taxes); and provided, further, that material adverse effect and material impairment shall not be deemed to include the impact of (x) changes in banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities, (y) changes in generally accepted accounting principles or regulatory accounting requirements applicable to banks and bank holding companies generally and (z) the effects of Merger on the operating performance of the parties to this Plan;

          (3) the term "Previously Disclosed" by a party shall mean information set forth in a written disclosure letter that is delivered by that party to the other party contemporaneously with the execution of this Plan and specifically designated as information "Previously Disclosed" pursuant to this Plan; provided, further, the mere inclusion of an item in a disclosure letter shall not be deemed an admission by a party that such item represents a material exception of fact, event or circumstances or that such item is reasonably likely to result in a Material Adverse Effect.

     (I) Entire Understanding. This Plan represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersede any and all other oral or written agreements heretofore made. Nothing in this Plan expressed or implied, is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Plan, other than as provided in Paragraph (K) below.

     (J) Benefit Plans. Upon consummation of the Merger, as soon as administratively practicable employees of Tysons shall be entitled to participate in MSBC's pension, severance, benefit and similar plans on the same terms and conditions as employees of MSBC and its Subsidiaries. With respect to the MSBC 401(k) plan, employees of Tysons shall be given full credit for prior service with Tysons with respect to eligibility for and vesting in such plan. MSBC shall cause the Continuing Corporation to honor in accordance with their terms as in effect on the date hereof, or as amended after the date hereof with the prior written consent of MSBC, all employment, severance, consulting and other compensation contracts and agreements Previously Disclosed to MSBC and executed in writing by both Tysons or TNB on the one hand and any individual current or former director, officer or employee thereof on the other hand, copies of which have previously been delivered by Tysons to MSBC. In no event shall the immediately preceding sentence apply to Tyson's Employee Stock Ownership Plan which MSBC presently intends to terminate as soon as practicable after the Merger Effective Date.

     (K) Indemnification. (1) In the case of MSBC only, it agrees that for the period of the relevant statute of limitations but in no event less than six-years following the Merger Effective Date, it shall cause the Continuing Corporation and any successor thereto to indemnify and hold harmless any person who has rights to indemnification from Tysons to the same extent and on the same conditions as such person is entitled to indemnification pursuant to Tysons' Bylaws as in effect on the date of this Plan, to the extent legally permitted to do so, with respect to matters occurring on or prior to the Merger Effective Date (regardless of whether a claim is asserted in connection therewith on or prior to the Merger Effective Date or thereafter). Without limiting the foregoing, in any case in which approval by the Continuing Corporation may be required to effectuate any such indemnification, MSBC shall cause the

Continuing Corporation to direct, at the election of the party to be indemnified, that the determination of any such approval shall be made by independent counsel mutually agreed upon between MSBC and the indemnified party. MSBC shall use its reasonable best efforts to provide coverage to the officers and directors of the Continuing Corporation under MSBC policy or policies of director and officers liability insurance on the same or substantially similar terms then in effect for the directors and officers of MSBC and the Continuing Corporation shall reimburse MSBC for the additional premium incurred by it in connection with providing such coverage; (2) If MSBC or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any entity, then and in each case, proper provisions shall be made so that the successors and assigns of MSBC shall assume the obligations set forth in this Paragraph (K)(1). MSBC shall pay all reasonable costs, including attorneys' fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided for in this Paragraph
(K)(1).

     (L) Acquisition of MSBC. In the event that MSBC is acquired through a merger, share exchange or other business combination in which it is not the surviving entity, MSBC agrees that it shall make provision by which the acquirer shall assume this Agreement and the holders of Tysons Common Shares shall be entitled to receive the same consideration for such shares as the holders of MainStreet Common Stock received, giving effect to the Exchange Ratio and appropriate provision shall be made for the holders of Tysons Warrants and Tysons Options.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

                          MainStreet BankGroup Incorporated


                          /S/ Rebecca J. Jenkins,
                          Executive Vice President and Secretary


                          Tysons Financial Corporation


                          /S/ Terrie G. Spiro,
                          President/Chief Executive Officer


                          MB Corp.


                          By:_______________________________
                             _______________
                             President

                                                           Annex 1
                                                           to Exhibit A

                                    PLAN OF MERGER


	A.	MB Corp. ("MB") is a corporation organized and existing under the laws of the Commonwealth of Virginia.

	B.	Tysons Financial Corporation ("Tysons") is a corporation organized and existing under the laws of the Commonwealth of Virginia.

	C.	MB and Tysons, their respective Boards of Directors and shareholders have approved a statutory merger ("Merger") of MB (the "Disappearing
Corporation") with and into Tysons ("the Continuing Corporation").

	1.	Effective Time.  The Merger shall become effective at the time when a certificate of merger shall have been issued by the State Corporation
Commission of the Commonwealth of Virginia (the "Effective Time") but in
no event before December 31, 1997 and the conditions in Article VI of the
Agreement and Plan of Merger between the Continuing Corporation, the
Disappearing Corporation and MainStreet BankGroup Incorporated ("MSBC")
dated as of July 25, 1997 (the "Agreement") shall have been fulfilled or waived.

	2.	Merger.  At the Effective Time, the Disappearing Corporation shall be merged with and into the Continuing Corporation in accordance with the provisions of Article 12 of the Virginia Stock Corporation Act.  The
Continuing Corporation shall be and continue in existence as the surviving corporation and the separate corporate existence of the Disappearing
Corporation shall cease.

	3.	Effect of Merger on Outstanding Shares.  The manner of converting or cancelling the shares of the Disappearing Corporation and of the Continuing
Corporation shall, by virtue of the Merger, and without any action on the part of the holders thereof be as follows:

	(A)	The shares of the Disappearing Corporation issued and outstanding as of the Effective Time shall be converted into the shares of common stock of the Continuing Corporation issued and outstanding as of the Effective Time and shall constitute the only issued and outstanding shares of common stock of the Continuing Corporation.

	(B)	Each share of the common stock, $5.00 par value per share, of
Tysons ("Tysons Common Stock") shall be converted into the right to receive that number of shares of the common stock, $5.00 par value per share, of MainStreet BankGroup Incorporated ("MSBC Common Stock") obtained by dividing the Negotiated Price per share of Tysons Common Stock by the average of the bid/asked price per share for the MSBC Common Stock as reported on the National Association of Securities Dealers Quotations

System National Market System ("NASDAQ/NMS") for each of the twenty (20) trading days preceding the later to occur of (i) the approval of the Merger and the other transactions contemplated by the Agreement by the shareholders of Tysons; and (ii) the financial institution regulatory approvals (but not the statutory waiting periods) necessary for the consummation of the Merger and the other transactions contemplated by the Agreement. If the Exchange Ratio computed in accordance with the immediately preceding sentence is less than .507, the Exchange Ratio shall be .507, and if the Exchange Ratio computed in accordance with the immediately preceding sentence is greater than .620, the Exchange Ratio shall be .620. ("Exchange Ratio"). The Negotiated Price per share of Tysons Common Stock is $14.50.

	(C)	Stockholder Rights; Stock Transfers.  As of the Effective Time,
holders of the shares of Tysons Common Stock shall cease to be, and shall have no rights as, stockholders of Tysons, other than to receive the Merger consideration provided under Paragraph (A) above, and the consideration provided in Paragraph (D) below. After the Effective Time, there shall be no transfers on the stock transfer books of Tysons or the Surviving Corporation of the shares of Tysons Common Stock which were issued and outstanding immediately prior to the Effective Time.

	(D)	Fractional Shares.  Notwithstanding any other provision hereof, no fractional shares of MSBC Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger; instead, MSBC shall pay to each holder of Tysons Common
Stock who would otherwise be entitled to a fractional share an amount in cash determined by multiplying such fractional share by the average of the last bid/asked price of MSBC Common Stock on the last trading day prior to the Effective Time, as reported on the NASDAQ/NMS (as reported by The Wall Street Journal).

	(E)	Exchange Procedures.  As promptly as practicable after the
Effective Time, MSBC shall send or cause to be sent to each former holder of Tysons Common Stock of record immediately prior to the Effective Time transmittal materials for use in exchanging such stockholder's certificates of Tysons Common Stock for the consideration set forth in Paragraphs (A) and (D) above. Any fractional share checks which a Tysons stockholder shall be entitled to receive in exchange for such stockholder's shares of Tysons Common Stock, and any dividends paid on any shares of MSBC Common Stock that such stockholder shall be entitled to receive prior to the delivery to _________________ (the "Exchange Agent") of such stockholder's certificates representing all of such stockholder's share of Tysons Common Stock will be delivered to such stockholder only upon delivery to the Exchange Agent of the certificates representing all of such shares (or indemnity satisfactory to MSBC and the Exchange Agent, in their judgment, if any of such certificates are lost, stolen or destroyed). No interest will be paid on any such fractional share checks or dividends to which the holder of such shares shall be entitled to receive upon such delivery. After the Effective Time, to the extent permitted by law, former stockholders of record of Tysons shall be entitled to vote at any meeting of holders of MSBC Common Stock the number of whole shares of MSBC Common Stock into which their respective shares of Tysons
Common Stock entitle them, regardless of whether such holders have exchanged their Tysons Common Stock for certificates representing
MSBC Common Stock in accordance with the provisions of this Plan of Merger.

	(F)	Anti-Dilution Provisions.  In the event MSBC changes the
number of shares of MSBC Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization or similar transaction with respect to the outstanding MSBC Common Stock (but not as a result of a merger, share exchange or similar transaction) and the record date therefor shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

	(G)	Excluded Shares. Each of the shares of Tysons Common Stock held by Tysons, MSBC or any of their respective subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted shall be canceled and retired at the Effective Time.

	(H)	ISO's.  From and after the Effective Time, all stock options granted to officers, employees of Tysons in such capacity to purchase shares of Tysons Common Stock which are then outstanding and unexercised, shall be converted into and become options with respect to MSBC Common Stock, and MSBC shall assume each option and right, in accordance with the terms of the plan and agreement by which it is evidenced. From and after the Effective Time, (i) each such ISO assumed by MSBC may be exercised solely for shares of MSBC Common Stock, (ii) the number of shares of MSBC Common Stock subject to each ISO shall be equal to the number of shares of Tysons Common Stock subject to such ISO immediately prior to the Effective Time multiplied by the Exchange
Ratio, and (iii) the per share exercise price under each such ISO shall be adjusted by dividing the per share exercise price of each such ISO by the Exchange Ratio, and rounding to the nearest cent.

	(I)	Tysons Directors Options.  As of the Effective Time, all holders of options to purchase Tysons Common Stock granted to directors of Tysons in such capacity ("Directors Options") shall receive in full satisfaction of the optionee's rights under such Options that number of shares of MSBC Common Stock equal to the quotient obtained by dividing (x) the difference of $14.50 minus the price per share at which the optionee could have exercised his option rights under the terms of the Directors Option ("Strike Price"), by (2) the Average
MSBC Share Price ("Option Ratio"). If the Option Ratio computed in accordance with the immediately preceding sentence is less than the ratio ("Bottom Ratio") obtained by dividing (y) the difference of $14.50 minus the Strike Price by, (z) $28.60, the Option Ratio shall be the Bottom Ratio; if the Option Ratio computed in accordance with the immediately preceding sentence is greater than the ratio ("Top
Ratio") obtained by dividing (y) the difference of $14.50 minus the Strike Price by, (y) $23.40, the Option Ratio shall be the Top Ratio.

(J)	Possible Adjustment in Exchange Ratio and Option Ratio.  The
Agreement may be terminated prior to the Effective Time (i) as set forth in 3 below or (ii) either before or after approval by the stockholders of Tysons, by Tysons by vote of a majority of the members of its entire Board during the ten (10) day period commencing on the Determination Date if both of the following conditions are satisfied:

		(1)	if the Average MSBC Determination Price for MSBC Common Stock
      on the Determination Date is less than $23.40; and

		(2)	if the First Percentage exceeds the Second Percentage by at
      least ten (10) percentage points;

subject, however, to the immediately following four sentences. If Tysons elects to exercise its termination right pursuant to clause
(ii), it shall give prompt written notice to MSBC (provided that such notice of election to terminate may be withdrawn at any time within the aforementioned ten (10) day period). During the seven (7) day period commencing with its receipt of such notice, MSBC shall have the option of increasing the consideration to be received by the holders of Tysons Common Stock (including shares to be acquired pursuant to ISO's) and by optionees with respect to Tysons Directors Options by adjusting the Exchange Ratio and Option Ratio, respectively, to equal a quotient, the numerator of which is $23.40 multiplied by the Exchange Ratio
(as then in effect) with respect to Tysons Common Stock and the Option Ratio (as then in effect) with respect to the Directors
Options and the denominator of which in either case is the Average
MSBC Determination Price. If MSBC makes an election contemplated by the immediately preceding sentence, it shall give prompt written notice to Tysons of such election and the revised Exchange Ratio and Option Ratio, whereupon no termination shall have accrued pursuant to clause
(ii) and the Agreement shall remain ineffect in accordance with its terms (except as the Exchange Ratio and Option Ratio shall have been so modified) and any references in this Plan to "Exchange Ratio" and "Option Ratio" shall thereafter be deemed to refer to the Exchange Ratio and Option Ratio as adjusted pursuant to this Subparagraph (J). For purposes of this Paragraph (J) the following terms shall have the meanings indicated:

	"Average MSBC Determination Price" means the average of the bid/asked price for MSBC Common Stock as reported on the NASDAQ/NMS for the 20 consecutive full trading days preceding the Determination Date.

	"Determination Date" means the tenth day prior to the Merger Closing.

	"First Percentage" means the percentage resulting from: (a) taking the remainder ("First Remainder") obtained by subtracting the Average MSBC Determination Price from $22.875 (the average of the bid and asked prices of MSBC Common Stock as reported on the NASDAQ/NMS on July 22, 1997;
and (b) dividing the First Remainder by the Average MSBC Determination
Price.

	"Second Percentage" means the percentage resulting from: (a) taking the remainder ("Second Remainder") obtained by subtracting the SNL Southeast Bank Index reported most recently prior to the last trading day in the measuring period for calculating the Average MSBC Price
("Recent SNL Bank Index") from the SNL Southeast Bank Index at July 22, 1997; and (b) dividing the Second Remainder by the Recent SNL Bank Index.

	"Merger Closing" means an end of the month date designated by MSBC and reasonably acceptable to Tysons after the satisfaction of the conditions to the Merger set forth in Paragraphs (A), (B) and (C) of Article VI of the Agreement but no later than the Effective Time or before December 31, 1997.

	(K)	Tysons Warrants.  As of the Merger Closing no warrants to purchase
Tysons Common Stock shall be outstanding and unexercised.

	3.	Termination of Abandonment.  In addition to the termination provisions set forth above, this Plan of Merger shall terminate and the Merger be abandoned at any time prior to the Effective Time if the Agreement is terminated in accordance with its terms.

	4.	Amendment.  Pursuant to Section 13.1-718(I) of the Virginia Stock
Corporation Act, the Board of Directors of MSBC and Tysons reserve the right to amend this Plan of Merger at any time prior to the issuance by the Virginia State Corporation Commission of the certificate of merger;
provided, however, that any such amendment made subsequent to the submission of this Plan of Merger to the shareholders of Tysons, may not:
(i) alter or change the amount or kind of shares, securities, cash, property or rights to be received in exchange for or in conversion of all or any of the shares of any class or series of such corporation;
(ii) alter or change any of the terms and conditions of this Plan of Merger if such alteration or change would adversely affect the shares of any class or series of such corporation; or (iii) alter or change any term of the articles of incorporation of any corporation (except as provided herein) whose shareholders must approve this Plan of Merger.

	5.	Articles of Incorporation and Bylaws.  The Articles of Incorporation
and Bylaws of the Disappearing Corporation in effect at the Effective
Time shall continue (until amended or repealed as provided by applicable law) to be the Articles of Incorporation and Bylaws of the Continuing Corporation after the Effective Time.

	6.	Officers and Directors.  The officers and directors of the Continuing
Corporation immediately prior to the Effective Time together with such additional officers and directors as may thereafter be elected, shall be the officers and directors of the Continuing Corporation after the
Effective Time to serve, in accordance with the Bylaws of the Continuing
Corporation until their successors are duly elected and qualified or their earlier death, resignation or removal.

                                                              EXHIBIT B

                     Form of Tysons Affiliate's Letter

                                                     _______________, 19__


MainStreet BankGroup Incorporated
address

Gentlemen:

    Pursuant to the terms of the Agreement and Plan of Merger, dated as of ___________, 1997, by and between MainStreet BankGroup Incorporated, a Virginia corporation ("MSBC"), MB Corporation, a
Virginia corporation (the "Holding Company") and Tysons Financial Corporation ("Tysons"), (the "Agreement"), the Holding Company, a wholly owned subsidiary of MSBC, shall merge with and into Tysons (the "Merger"). As a result of the Merger the undersigned may receive shares of Common Stock, $5.00 par value per share, of MSBC ("MSBC Common Stock"). The undersigned would receive such shares in exchange for shares owned by the undersigned of Common Stock, $5.00 par value per share, of Tysons.

	    The undersigned hereby represents, warrants to, and covenants with, MSBC that in the event the undersigned receives any MSBC Common Stock as a result of the Merger:

   		(A) The undersigned shall not make any sale, transfer or other disposition of the MSBC Common Stock in violation of the Securities Act of 1933, as amended, or the rules and regulations thereunder (the "Act").

   		(B)	The undersigned has carefully read this letter and discussed its requirements and other applicable limitations upon the undersigned's ability to sell, transfer or otherwise dispose of MSBC Common Stock to the extent the undersigned felt necessary, with the undersigned's counsel or counsel for Tysons.

   		(C)	The undersigned will not sell, transfer or otherwise dispose of
   MSBC Common Stock issued to the undersigned in the Merger unless (i)
   such sale, transfer or other disposition has been registered under the
   Act, (ii) such sale, transfer or other disposition is made in conformity with the provisions of Rule 145 under the Act (as such rule may be hereafter from time to time be amended), or (iii) in the opinion of counsel in form and substance reasonably acceptable to MSBC, in which counsel for MSBC concurs, or in a "no-action" letter obtained by the

                                  B-1
   undersigned from the staff of the Securities and Exchange Commission (the "Commission"), a determination is made that such sale, transfer or other disposition will not violate or is otherwise exempt from registration under the Act.

    		(D)	The undersigned understands that MSBC is under no obligation to register the sale, transfer or other disposition of shares of
   MSBC Common Stock by the undersigned or on the undersigned's behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

    		(E)	The undersigned also understands that stop transfer instructions will be given to MSBC's transfer agent with respect to MSBC Common
   Stock owned by the undersigned and that there will be placed on the certificates for the MSBC Common Stock issued to the undersigned, or any substitutions therefor, a legend stating in substance:

          			"The shares represented by this certificate were issued
        in a transaction to which Rule 145(d) under the Securities
        Act of 1933 applies.  The shares represented by this certificate may only be transferred in accordance with the terms of a letter agreement dated __________________, 199___ between the registered holder hereof and MainStreet BankGroup Incorporated, a copy of which agreement is on file at the principal offices of MainStreet
        BankGroup Incorporated."

    		(F)	The undersigned also understands that unless the transfer
    by the undersigned of the undersigned's MSBC Common Stock has been registered under the Act or is a sale made in conformity with the provisions of Rule 145(d) under the Act, MSBC reserves the right, in its sole discretion, to place the following legend on the certificates issued to any transferee of shares from the undersigned:

       			   "The shares represented by this certificate have not been registered under the Securities Act of 1933 and were acquired from a person who received such shares in a transaction to which Rule 145 under the Securities Act of 1933 applies.
         The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof

                                  B-2
         within the meaning of the Securities Act of 1933 and may not be offered, sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

      It is understood and agreed that the legends set forth in paragraphs (E) and (F) above shall be removed by delivery of substitute certificates without such legend if the undersigned shall have delivered to MSBC (i) a copy of a "no action" letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to MSBC, in which counsel for MSBC concurs, to the effect that such legend is not required for purposes of the Act, or (ii) reasonably satisfactory evidence or representations that the shares represented by such certificates are being or have been transferred in a transaction made in conformity with the provisions of Rule 145(d).

                                    							Very truly yours,


                                          	____________________________
                                    							Name:

                                    							[add below the signatures of
                                           all registered owners (other
                                           than nominee) of shares deemed
                                           beneficially owned by the
                                           affiliate]


                                           ____________________________
                                    							Name:


                                          	____________________________
                                    							Name:


                                          	____________________________
                                    							Name:


Acknowledged this ___ day of
___________________, 199___.

MAINSTREET BANKGROUP INCORPORATED

By: ________________________
    Name:
    Title:

                                    B-3

                                                           EXHIBIT C

     The opinion of counsel for MainStreet BankGroup Incorporated ("MSBC") contemplated in Paragraph (G) of Article VI of the Agreement and Plan of Merger to which this EXHIBIT C is attached (the "Plan") shall be to the following effect (all terms used herein which are defined in the Plan have the meanings set forth therein):

	    (A)	MSBC and MB Corporation (the "Holding Company") are
each corporations duly organized and existing in good standing under the laws of the Commonwealth of Virginia;

     	(B)	MSBC and the Holding Company have the corporate power and
authority to carry on their respective business as it is now being conducted and to own all their respective material property and assets;

     	(C)	the outstanding shares of capital stock of MSBC and of Holding
Company are validly issued and outstanding, fully paid and nonassessable and subject to no preemptive rights. Except as Previously Disclosed, there are no outstanding options, warrants, rights to subscribe to or securities convertible into shares of MSBC Common Stock. Except for _____________________________, there are no shares of MSBC Preferred
Stock outstanding and except as Previously Disclosed there are no outstanding options, warrants, rights to subscribe to or securities or rights convertible into shares of MSBC Preferred Stock.

                                   C-1
                                    82

      (D)	MSBC and the Holding Company have each taken all required
corporate action to approve and adopt the Plan and the Plan is a valid and binding agreement of it enforceable against it in accordance with the terms of the Plan, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and other laws of general applicability relating to or affecting creditors' rights in general and to general equity principles (provided, however, that such counsel need not render any such opinion with respect to any indemnification provisions);

      (E) the execution, delivery and performance of the Plan by MSBC and by the Holding Company, respectively, did not, and the consummation of the transactions contemplated thereby by them does not, constitute
(i) to the knowledge of such counsel, a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of MSBC or any of its subsidiaries or to which it or any of its subsidiaries is subject, which breach, violation or default to the knowledge of such counsel would have a Material Adverse Effect on MSBC or (ii) a breach or violation of or a default under the Articles of Incorporation or Bylaws of MSBC or of Holding Company;
and, (iii) to such counsel's knowledge, the consummation of the transactions contemplated by the Plan, does not require any material consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license or,

                                C-2
                                 83

except as Previously Disclosed, the material consent or approval of any other party to any such agreement, indenture or instrument, other than required approvals of the appropriate federal and state regulatory authorities, and required filings under the federal securities laws and under the state "blue sky" or securities laws which have been made or received and are in full force and effect;

     (F)	except as Previously Disclosed or as reflected in
the Financial Reports, (i) to such counsel's knowledge, there is no litigation, proceeding or controversy before any court or governmental agency pending against MSBC or any of its subsidiaries with respect to the transactions contemplated by the Plan by a governmental authority which is reasonably likely to have a Material Adverse Effect on MSBC and, to the knowledge of such counsel, no such litigation, proceeding or controversy has been threatened or is contemplated, (ii) neither MSBC nor any of its subsidiaries is subject to any (as to MSBC and its subsidiaries taken as a whole) order, decree, agreement, memorandum of understanding or similar arrangement with, or commitment letter or similar submission to, any federal or state governmental agency or authority charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits which restricts or purports to restrict in any material respect the conduct of the business of it or any of its subsidiaries or properties, or in any manner relates to the capital, liquidity, credit policies or management of it or any of its subsidiaries; and
(iii) to the knowledge of such counsel neither MSBC nor any

                                 C-3
                                  84

of its subsidiaries has been advised by any such regulatory authority that such authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter or similar submission;

     (G)  the regulatory consents set forth in Paragraphs B and C of
Article VI of the Plan, necessary to permit the consummation of the Plan, have been secured and are in full force and effect;

      (H) the Registration Statement and Prospectus included therein, as of the effective date of the Registration Statement, complied in all material respects as to form with the provisions of the Federal Securities Laws. Further such counsel does not believe that, insofar as they relate to MSBC and its subsidiaries, the Registration Statement and Prospectus, on such effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading.
(Such opinion may state that such counsel does not assume any responsibility for the accuracy or fairness of the statements contained in the Registration Statement and Prospectus and that he does not express any opinion or belief as to material in the Registration Statement insofar as it includes or reflects any information relating to or supplied by entities other than MSBC or its subsidiaries or as to any financial statements or other financial data contained in the Registration Statement and prospectus); and

     (I) the shares of MSBC Common Stock to be issued in exchange for shares of Tysons Common Stock upon consummation of the Merger have been duly authorized and, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable and subject to no preemptive rights.

                                  C-4

                                                             EXHIBIT D

     The opinion of counsel for Tysons Financial Corporation contemplated in Paragraph (H) of Article VI of the Agreement and Plan of Merger to which this Exhibit D is attached (the "Plan") shall be to the following effect (all terms used herein which are defined in the Plan have the meanings set forth therein):

     (A) Tysons is a corporation duly organized and existing in good standing under the laws of the Commonwealth of Virginia; and is authorized to do business in Virginia as a bank holding company within the meaning of the federal Bank Holding
Company Act of 1956, as amended, and Chapter 13 of the Virginia Banking Act;

     (B) Tysons National Bank ("TNB") is a duly organized national banking association, existing in good standing under the laws of the United States.

     (C) Tysons and TNB each have the corporate power and authority to carry on their respective business as it is now being conducted and to own all their respective material property and assets;

     (D) the authorized capital stock of Tysons consists of 10,000,000 shares of common stock, $5.00 par value per share, of which 1,071,119 shares are issued and outstanding as of the date hereof and ________ shares are reserved for issuance as set forth on Schedule I attached hereto; the authorized capital stock of TNB consists of _______ shares of common stock, $______ par value per share ("TNB Common Stock"), of which

                             D-1

______ shares are issued and outstanding as of the date hereof and no shares are reserved for issuance as set forth on Schedule I attached hereto. The outstanding shares of Tysons Common Stock and TNB
Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and are subject to no preemptive rights. All of the issued and outstanding shares of TNB Common Stock are held of record by Tysons. Except for the warrants described in the next following sentence, there are no outstanding options, warrants, rights to subscribe to or securities or rights convertible into shares of Tysons Common Stock (other than the Options) or TNB Common
Stock. Tysons has issued and outstanding as of the date hereof warrants to purchase up to 347,850 shares of Tysons Common
Stock at $10.00 per share. The holders of these warrants are, as of the date hereof, obligated to redeem them in accordance with the provisions of Paragraph (S) of Article VI of the Agreement.

    (E) Tysons has taken all required corporate action to approve and adopt the Plan and the Stock Option Agreement, and the Plan and the Stock Option Agreement are valid and binding agreements of it enforceable against it in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and other laws of general applicability relating to or affecting creditors' rights in general, and to general equity principles (provided, however, that

                                  D-2
such counsel need not render any such opinion with respect to any indemnification provisions);

    (F) the execution, delivery and performance of the Plan and Stock Option Agreement by Tysons did not, and the consummation of the transactions contemplated thereby by such agreements does not, constitute or result in (i) to the knowledge of such counsel, a breach or violation of, or a default under any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Tysons or TNB or to which Tysons or TNB is subject, which breach, violation or default to the knowledge of such counsel would have a Material Adverse Effect on Tysons or TNB; (ii) a breach or violation of, or a default under, the Articles of Incorporation or Bylaws of Tysons or TNB; (iii) to the knowledge of such counsel, the consummation of the transactions contemplated by the Plan and the Stock Option Agreement, does not require any material consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license or, except as Previously Disclosed, the material consent or approval of any other party to any such agreement, indenture or instrument, other than the required approvals or the appropriate federal and state regulatory authorities, and required filings under the federal securities laws and under the state "blue sky" or securities laws, and (iv) result in the grant of any rights to any person under the Articles of Incorporation or Bylaws of Tysons or TNB or, to

                                  D-3
the knowledge of such counsel, under any agreement to which Tysons or TNB is a party;

     (G) Tysons has taken all necessary action to exempt the transactions contemplated by the Plan and the Stock
Option Agreement from any applicable take over, business combination, control share acquisition or similar law in effect under the laws of the Commonwealth of Virginia as of the date hereof, including without limitation Articles 14 and 14.1 of the Virginia Stock Corporation Act;

     (H) except as Previously Disclosed or as reflected in the Financial Reports, (i) to such counsel's knowledge, there is no litigation, proceeding or controversy before any court or governmental agency pending against Tysons or TNB by a governmental authority which is reasonably likely to have a Material Adverse Effect on Tysons and, to the knowledge of such counsel, no such litigation, proceeding or controversy has been threatened or is contemplated, (ii) except as Previously Disclosed Tysons and TNB are not subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, any federal or state governmental agency or authority charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits which restricts or purports to restrict in any material respect the conduct of their respective business or properties, or in any manner relates to their respective capital, liquidity, credit policies or management; and (iii) to the knowledge of such counsel and except as Previously Disclosed, Tysons and TNB

                                  D-4
have not been advised by any such regulatory authority that such authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter or similar submission;

     (I) the Proxy Statement (including any documents relating to Tysons and TNB incorporated by reference therein), as of the mailing date thereof, complied in all material respects as to form with the requirements of all applicable laws, rules, and regulations. Further, such counsel does not believe that, insofar as it relates to Tysons and TNB, the Proxy Statement, on such mailing date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading. (Such opinion may state that such counsel does not assume any responsibility for the accuracy or fairness of the statements contained in the Proxy Statement and that he does not express any opinion or belief as to material in the Proxy Statement insofar as it includes or reflects any information relating to or supplied by entities other than Tysons and TNB or as to any financial statements or other financial data contained in the Proxy Statement);

     (J) except as Previously Disclosed, to the knowledge of such counsel there are no persons who may be deemed to be "affiliate" of Tysons within

                                  D-5
the meaning of Rule 145 under the Securities Act.


                                  D-6

                                                             EXHIBIT E

                           STOCK OPTION AGREEMENT


     STOCK OPTION AGREEMENT, dated as of _____________, 1997
(the "Agreement"), by and between Tysons Financial Corporation
("Issuer"), and MainStreet BankGroup, Incorporated, a Virginia corporation ("Grantee").

     WHEREAS, Grantee and Issuer have entered into an Agreement and Plan of Merger dated as of ____________, 1997 (the "Plan"), providing for, among other things, the merger of Issuer with and into a wholly-owned subsidiary of Grantee, with Issuer as the surviving corporation; and

     WHEREAS, as a condition and inducement to Grantee's execution of the Plan, Grantee has required that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as defined below);

    	NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Plan, and intending to be legally bound hereby, Issuer and Grantee agree as follows:

     1.	Defined Terms.  Capitalized terms which are used but
not defined herein shall have the meanings ascribed to such terms in the Plan.

     2.	Grant of Option.  Subject to the terms and conditions
set forth herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase up to ________ shares (as adjusted as set forth herein) (the "Option Shares", which shall include the Option Shares before and after any transfer of such Option Shares) of Common Stock, $5.00 par value per share ("Issuer Common
Stock"), of Issuer at a purchase price per Option Share (the
"Purchase Price") equal to the first closing price per share of Issuer Common Stock following public announcement of the execution of the Plan as reported on the National Association of Securities
Dealers Small Cap Market ("NASD/SCM").

    	3.	Exercise of Option.

      		(a)	Provided that (i) Grantee shall not be in material
breach of the agreements or covenants contained in this Agreement or the Plan, and (ii) no preliminary or permanent injunction or other order against the delivery of shares covered by the Option issued by any court of competent jurisdiction in the United States shall be in effect, Grantee may exercise the Option, in whole or in part, at any time and from time to time following the occurrence of a Purchase
Event; provided that the Option shall terminate and be of no further force and effect upon the earliest to occur of (a) the Merger Effective

Date, (b) termination of the Plan in accordance with the terms thereof prior to the occurrence of a Purchase Event or a Preliminary Purchase Event (other than a termination of the Plan by Grantee pursuant to Paragraph (B)(i) or Paragraph (B)(ii) of Article VII thereof or by Grantee and Issuer pursuant to Paragraph (A) of Article VII thereof if Grantee shall at that time have been entitled to terminate the Plan pursuant to Paragraph (B)(i) or Paragraph (B)(ii) of Article VII thereof (a "Default Termination")); (c) 12 months after the termination of the Plan by Grantee pursuant to a Default
Termination (provided, however, that if within 12 months after such termination of the Plan a Purchase Event or a Preliminary Purchase
Event shall occur, then notwithstanding anything to the contrary contained herein (including clause (d) of this sentence), this Option shall terminate 12 months after the first occurrence of such an event),
(d) 12 months after termination of the Plan (other than pursuant to a Default Termination) following the occurrence of a Purchase Event or a Preliminary Purchase Event and (e) December 31, 1998 (subject to the proviso in clause (c) of this sentence); and provided, further, that any purchase of shares upon exercise of the Option shall be subject to compliance with applicable law, including, without limitation, the Bank Holding Company Act of 1956, as amended (the
"BHC Act"). The rights set forth in Section 8 shall terminate when the right to exercise the Option terminates (other than as a result of a complete exercise of the Option) as set forth herein.

        (b)	As used herein, a "Purchase Event" means any of the
following events:

            (i)	Without Grantee's prior written consent, Issuer
shall have authorized, recommended, publicly proposed or publicly announced an intention to authorize, recommend or propose, or entered into an agreement with any person (other than Grantee or any subsidiary of Grantee) to effect an Acquisition Transaction (as defined below). As used herein, the term Acquisition Transaction shall mean (a) a merger, consolidation or similar transaction involving Issuer or any of its subsidiaries (other than transactions solely between Issuer's subsidiaries), (b) the disposition, by sale, lease, exchange or otherwise, of assets of Issuer or any of its subsidiaries or (c) the issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 20% or more of the voting power of Issuer or any of its subsidiaries (any of the foregoing an "Acquisition Transaction"); or

            (ii)	any person (other than Grantee or any subsidiary of
Grantee) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act of or the right to acquire beneficial ownership of, or any "group"
(as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 25% or more of the then outstanding shares of Issuer
Common Stock.

                                    2

        (c)	As used herein, a "Preliminary  Purchase Event" means
any of the following events:

          		(i)	any person (other than Grantee or any subsidiary of
Grantee) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act) or shall have filed a registration statement under the Securities Act, with respect to, a tender offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person would own or control 25% or more of the then outstanding shares of Issuer Common Stock (such an offer being referred to herein as a "Tender Offer" or an "Exchange
Offer," respectively); or

           		(ii)	the holders of Issuer Common stock shall not
have approved the Plan at the meeting of such stockholders held for the purchase of voting on the Plan, such meeting shall not have been held or shall have been canceled prior to termination of the Plan or Issuer's Board of Directors shall have withdrawn or modified in a manner adverse to Grantee the recommendation of Issuer's Board of Directors with respect to the Plan, in each case after it shall have been publicly announced that any person (other than Grantee or any subsidiary of Grantee) shall have (a) made, or disclosed an intention to make, a proposal to engage in an Acquisition Transaction, (b) commenced a Tender Offer or filed a registration statement under the Securities Act with respect to an Exchange Offer or (c) filed an application (or given a notice), whether in draft or final form, under the BHC Act, the Bank Merger Act or the Change in Bank Control
Act of 1978, for approval to engage in an Acquisition Transaction.

As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

        (d)	In the event Grantee wishes to exercise the Option, it
shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of Option Shares it intends to purchase pursuant to such exercise and
(ii) a place and date not earlier than three business days nor later than 15 business days from the Notice Date for the closing (the
"Closing") of such purchase (the "Closing Date"). If prior notification to or approval oft he Board of Governors of the Federal Reserve System (the "Federal Reserve Board") or any other regulatory authority is required in connection with such purchase, Issuer shall cooperate with Grantee in the filing of the required notice of application for approval and the obtaining of such approval and the Closing shall occur immediately following such regulatory approvals (and any mandatory waiting periods).

	4.	Payment and Delivery of Certificates.

                                     3

  		(a)	On each Closing Date, Grantee shall (i) pay to
Issuer, in immediately available funds by wire transfer to a bank account designated by Issuer, an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased on such Closing Date, and (ii) present and surrender this Agreement to the Issuer at the address of the Issuer specified in Section 12(f) hereof.

  		(b)	At each Closing, simultaneously with the delivery of immediately available funds and surrender of this Agreement as provided in Section
4(a), (i) Issuer shall deliver to Grantee (a) a certificate or certificates representing the Option Shares to be purchased at such
Closing, which Option Shares shall be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever and subject to no preemptive rights, and (b) if the Option is exercised in part only, an executed new agreement with the same terms as this Agreement evidencing the right to purchase the balance of the shares of Issuer
Common Stock purchasable hereunder, and (ii) Grantee shall deliver to Issuer a letter agreeing that Grantee shall not offer to sell or otherwise dispose of such Option Shares in violation of applicable federal and state law or of the provisions of this Agreement.

    	(c)	In addition to any other legend that is required
by applicable law, certificates for the Option Shares delivered at each Closing shall be endorsed with a restrictive legend which shall read substantially as follows:

THE TRANSFER OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND PURSUANT TO THE TERMS OF A STOCK OPTION AGREEMENT DATED AS
OF ______________________. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY THE ISSUER OF A WRITTEN REQUEST THEREFOR.

It is understood and agreed that the above legend shall be removed by delivery of substitute certificate(s) without such legend if Grantee shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act.

     5.	Representations and Warranties of Issuer.  Issuer hereby
represents and warrants to Grantee as follows:

      		(a)	Due Authorization.  Issuer has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals

                                     4
referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Issuer. This Agreement has been duly executed and delivered by Issuer.

      	(b) Authorized Stock. Issuer has taken all necessary corporate and other action to authorize and reserve and to permit it to issue, and, at all times from the date hereof until the obligation to deliver Issuer Common Stock upon the exercise of the Option terminates, will have reserved for issuance, upon exercise of the Option, the number of shares of Issuer Common Stock necessary for Grantee to exercise the Option, and Issuer will take all necessary corporate action to authorize and reserve for issuance all additional shares of Issuer Common Stock or other securities which may be issued pursuant to Section 7 upon exercise of the Option. The shares of Issuer Common Stock to be issued upon due exercise of the Option, including all additional shares of Issuer Common Stock or other securities which may be issuable pursuant to Section 7, upon issuance pursuant hereto, shall be duly and validly issued, fully paid and nonassessable, and shall be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever, including any preemptive rights of any stockholder of Issuer.

     6.	Representations and Warrants of Grantee.  Grantee hereby represents and warrants to Issuer that:

      		(a)	Due Authorization.  Grantee has all requisite corporate
power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplate hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee.
This Agreement has been duly executed and delivered by Grantee.

      		(b)	Purchase Not for Distribution.  This Option is not being,
and any Option Shares or other securities acquired by Grantee upon exercise of the Option will not be, acquired with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act.

     7.	Adjustment upon Changes in Capitalization, etc.

      		(a)	In the event of any change in Issuer Common Stock by reason
of a stock dividend, stock split, split-up, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price therefor,

                                    5
shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that Grantee shall received, upon exercise of the Option, the number and class of shares or other securities or property that Grantee would have received in respect of Issuer Common Stock of the Option had been exercised immediately prior to such event, or the record date therefor, as applicable. If any additional shares of Issuer Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 7(a)), the number of shares of Issuer
Common Stock subject to the Option shall be adjusted so that, after such issuance, it, together with any shares of Issuer Common Stock previously issued pursuant hereto, equals 19.9% of the number of shares of Issuer Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option.

     		(b)	In the event that Issuer shall enter in an agreement:
(i) to consolidate with or merge into any person, other than Grantee or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Issuer
Common Stock shall be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property or the outstanding shares of Issuer Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or
(iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provisions so that upon the consummation of any such transaction and upon the terms and conditions set forth herein, the Grantee shall receive for each Option Share with respect to which the Option has not been exercised an amount of consideration in the form of and equal to the per share amount of consideration that would be received by the holder of one share of Issuer Common Stock less the Purchase Price (and, in the event of an election or similar arrangement with respect to the type of consideration to be received by the holders of Issuer Common Stock, subject to the foregoing, proper provision shall be made so that the holder of the Option would have the same election or similar rights as would the holder of the number of shares of Issuer Common Stock for which the Option is then exercisable).

     		 (c)	Issuer shall not enter into any agreement of the
type described in Section 7(b) unless the other party thereto commits to provide the funding required for Issuer to pay the Section 8
Repurchase Consideration.

     8.	Repurchase at the Option of Grantee.

                                   6

        (a)	Subject to the last sentence of Section 3(a), at
the request of Grantee at any time commencing upon the first occurrence of a Repurchase Event (as defined in Section 8(d)) and ending 12 months immediately thereafter, Issuer shall repurchase from Grantee (i) the Option and (ii) all shares of Issuer Common
Stock purchased by Grantee pursuant hereto with respect to which Grantee then has beneficial ownership. The date on which Grantee exercises its rights under this Section 8 is referred to as the "Request Date". Such repurchase shall be at an aggregate price (the "Section 8 Repurchase Consideration") equal to the sum of:

            (i)	the aggregate Purchase Price paid by Grantee for any
shares of Issuer Common Stock acquired pursuant to the Option with respect to which Grantee then has beneficial ownership;

         			(ii)	the excess, if any, of (x) the Applicable Price (as
defined below) for each share of Issuer Common Stock over (y) the
Purchase Price (subject to adjustment pursuant to Section 7), multiplied by the number of shares of Issuer Common Stock with respect to which the Option has not been exercised; and

         			(iii)	 the excess, if any, of the Applicable Price over
the Purchase Price (subject to adjustment pursuant to Section 7) paid
(or, in the case of Option Shares with respect to which the Option has been exercised but the Closing Date has not occurred, payable)
by Grantee for each share of Issuer Common Stock with respect to which the Option has been exercised and with respect to which
Grantee then has beneficial ownership, multiplied by the number of such shares.

        (b) If Grantee exercises its rights under this Section
8, Issuer shall, within 10 business days after the Request Date, pay the Section 8 Repurchase Consideration to Grantee in immediately available funds, and contemporaneously with such payment Grantee shall surrender to Issuer the Option and the certificates evidencing the shares of Issuer Common Stock purchased thereunder with respect to which Grantee then has beneficial ownership, and Grantee shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. Notwithstanding the foregoing, to the extent that prior notification to or approval of the Federal Reserve Board or other regulatory authority is required in connection with the payment of all or any portion of the Section 8 Repurchase Consideration, Grantee shall have the ongoing option to revoke its request for repurchase pursuant to Section 8, in whole or part, or to require that Issuer deliver from time to time that portion of the Section 8 Repurchase Consideration that it is not then so prohibited from paying and promptly file the required notice or application for approval and expeditiously process the same (and each party shall cooperate with the other in the filing of any such

                                     7
                                     98

notice or application and the obtaining of any such approval). If the Federal Reserve Board of any other regulatory authority disapproves of any part of Issuer's proposed repurchase pursuant to this Section 8, Issuer shall promptly give notice of such fact to Grantee. If the Federal Reserve Board or other agency prohibits the repurchase in part but not in whole, then Grantee shall have the right (i) to revoke the repurchase request or (ii) to the extent permitted by the Federal Reserve Board or other agency, determine whether the repurchase should apply to the Option and/or Option Shares and to what extent to each, and Grantee shall thereupon have the right to exercise the Option as to the number of Option Shares for which the Option was exercisable at the Request Date less the sum of the number of shares covered by the Option in respect of which payment has been made pursuant to Section 8(a)(ii) and the number of shares covered by the portion of the Option (if any) that has been repurchased. Grantee shall notify Issuer of its determination under the preceding sentence within five (5) business days of receipt of notice of disapproval of the repurchase.


     Notwithstanding anything herein to the contrary, all of Grantee's rights under this Section 8 shall terminate on the date of termination of this Option pursuant to Section 3(a).

        (c)	For purposes of this Agreement, the "Applicable
Price" means the highest of (i) the highest price per share of Issuer Common Stock paid for any such share by the person or groups described in Section 8(d)(i), (ii) the price per share of Issuer
Common Stock received by holders of Issuer Common Stock in connection with any merger or other business combination transaction described in Section 7(b)(i), 7(b)(ii), or 7(b)(iii), or (iii) the highest closing sales price per share of Issuer Common Stock reported on the NASD/SCM (or if transactions in Issuer Common
Stock are not reported on the NASD/SCM, the highest bid price per share as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by Grantee) during the 60 business days preceding the Request Date; provided, however, that in the event of a sale of less than all of Issuer's assets, the Applicable Price shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by Grantee, divided by the number of shares of the Issuer Common Stock outstanding at the time of such sale. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses
(i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm selected by Grantee and reasonably acceptable to Issuer, which determination shall be conclusive for all purposes of this Agreement.

                                     8

        (d)	As used herein, "Repurchase Event" shall occur
if (i) any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership of (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 50% or more of the then outstanding shares of Issuer Common
Stock, or (ii) any of the transactions described in Section 7(b)(i), 7(b)(ii) or 7(b)(iii) shall be consummated.

        (e)	In connection with the application of the
provisions of this Section 8, Grantee acknowledges the regulatory and capital matters Previously Disclosed by Issuer to Grantee.

     9.	Registration Rights.

        (a)	Demand Registration Rights.  Issuer shall,
subject to the conditions of subparagraph (c) below, if requested by Grantee (or if applicable, a Grantee Majority), as expeditiously as possible prepare and file a registration statement under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of Issuer Common Stock or other securities that have been acquired by or are issuable to Grantee upon exercise of the Option in accordance with the intended method of sale or other disposition stated by Grantee in such request, including without limitation a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and Issuer shall use its best efforts to qualify such shares or other securities for sale under any applicable state securities laws.

        (b)	Additional Registration Rights.  If Issuer at any
time after the exercise of the Option proposes to register any shares of Issuer Common Stock under the Securities Act in connection with an underwritten public offering of such Issuer Common Stock, Issuer will promptly give written notice to Grantee (and any permitted transferee) of its intention to do so and, upon the written request of Grantee (or any such permitted transferee of Grantee) given within 30 days after receipt of any such notice (which request shall specify the number of shares of Issuer Common Stock intended to be included in such underwritten public offering by Grantee (or such permitted transferee)), Issuer will cause all such shares, the holders of which shall have requested participation in such registration, to be so registered and included in such underwritten public offering, provided, however, that Issuer may elect to not cause any such shares to be so registered (i) if the underwriters in good faith object for valid business reasons, or (ii) in the case of a registration solely to implement an employee benefit plan or a registration filed on Form S-4; provided, further, however, that such election pursuant to
(i) may only be made one time.  If some but not all the shares of

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Issuer Common Stock, with respect to which Issuer shall have received requests for registration pursuant to this subparagraph (b), shall be excluded from such registration, Issuer shall make appropriate allocation of shares to be registered among Grantee and any such permitted transferee desiring to register their shares pro rata in the proportion that the number of shares requested to be registered by each such holder bears to the total number of shares requested to be registered by all such holders then desiring to have Issuer
Common Stock registered for sale.

        (c)	Conditions to Required Registration.  Issuer
shall use all reasonable efforts to cause each registration statement referred to in subparagraph (a) above to become effective and to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective, provided, however, that Issuer may delay any registration of Option Shares required pursuant to subparagraph (a) above for a period not exceeding 90 days provided Issuer shall in good faith determine that any such registration would adversely affect an offering or contemplated offering of other securities by Issuer, and Issuer shall not be required to register Option Shares under the Securities Act pursuant to subparagraph (a) above:

            (i)	prior to the earliest of (a) termination of
the Plan pursuant to Article VII thereof, (b) failure to obtain the requisite stockholder approval pursuant to Paragraph (A) of Article VI of the Plan, and (c) a Purchase Event or a Preliminary Purchase Event;

            (ii)	on more than two occasions;

            (iii)	more than once during any calendar year;

            (iv)	within 90 days after the effective date of
a registration referred to in subparagraph (b) above pursuant to which the holder or holders of the Option Shares concerned were afforded the opportunity to register such shares under the Securities Act and such shares were registered as requested; and

            (v)	unless a request therefor is made to
Issuer by the holder or holders of at least 25% or more of the aggregate number of Option Shares then outstanding.

     In addition to the foregoing, Issuer shall not be required to maintain the effectiveness of any registration statement after the expiration of nine months from the effective date of such registration statement. Issuer shall use all reasonable efforts to make any filings, and take all steps, under all applicable state securities laws to the extent necessary to permit the sale or other disposition of the Option Shares so registered in accordance with the intended method of

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distribution for such shares, provided, however, that Issuer shall not be required to consent to general jurisdiction or qualify to do business in any state where it is not otherwise required to so consent to such jurisdiction or to so qualify to do business.

        (d)	Expenses.  Except where applicable state law
prohibits such payments, Issuer will pay all expenses (including without limitation registration fees, qualification fees, blue sky fees and expenses (including the fees and expenses of counsel), legal expenses including the reasonable fees and expenses of one counsel to the holders whose Option Shares are being registered, printing expenses and the costs of special audits or "cold comfort" letters, expenses of underwriters, excluding discounts and commissions but including liability insurance if Issuer so desires or the underwriters so require, and the reasonable fees and expenses of any necessary special experts) in connection with each registration pursuant to subparagraph (a) or (b) above (including the related offerings and sales by holders of Option Shares) and all other qualifications, notifications or exemptions pursuant to subparagraph (a) or (b) above.

        (e)	Indemnification.  In connection with any
registration under subparagraph (a) or (b) above Issuer hereby indemnifies the holder of the Option Shares, and each underwriter thereof, including each person, if any, who controls such holder or underwriter within the meaning of Section 15 of the Securities Act, against all expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such expenses, losses, claims, damages or liabilities of such indemnified party are caused by any untrue statement or alleged untrue statement that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon and in conformity with, information furnished in writing to Issuer by such indemnified party expressly for use therein, and Issuer and each officer, director and controlling person of Issuer shall be indemnified by such holder of the Option Shares, or by such underwriter, as the case may be, for all such expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement, that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to Issuer by such holder or such underwriter, as the case may be, expressly for such use.

     Promptly upon receipt by a party indemnified under this subparagraph (e) of notice of the commencement of any action

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against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this subparagraph (e), such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may otherwise have to any indemnified party under this subparagraph (e). In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expenses with counsel chosen by it and satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless (i) the indemnifying party either agrees to pay the same; (ii) the indemnifying party fails to assume the defense of such action with counsel satisfactory to the indemnified party, or
(iii) the indemnified party has been advised by counsel that one or more legal defenses may be available to the indemnifying party that may be contrary to the interest of the indemnified party, in which case the indemnifying party shall be entitled to assume the defense of such action notwithstanding its obligation to bear fees and expenses of such counsel. No indemnifying party shall be liable for any settlement entered into without its consent, which consent may not be unreasonably withheld.

     If the indemnification provided for in this subparagraph (e) is unavailable to a party otherwise entitled to be indemnified in respect of any expenses, losses, claims, damages or liabilities referred to herein, then the indemnifying party, in lieu of indemnifying such party otherwise entitled to be indemnified, shall contribute to the amount paid or payable by such party to be indemnified as a result of such expenses, losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by Issuer, the selling shareholders and the underwriters from the offering of the securities and also the relative fault of Issuer, the selling shareholders and the underwriters in connection with the statements or omissions which resulted in such expenses, losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the expenses, losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim; provided, however, that in no case shall the holders of the Option Shares be responsible, in the aggregate, for any amount in excess of the net offering proceeds attributable to its Option Shares included in the offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
Any obligation by any holder to indemnify shall be several and not joint with other holders.

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     In connection with any registration pursuant to subparagraph
(a) or (b) above, Issuer and each holder of any Option Shares (other than Grantee) shall enter into an agreement containing the indemnification provisions of this subparagraph (e).

        (f)	Miscellaneous Reporting.  Issuer shall comply
with all reporting requirements and will do all such other things as may be necessary to permit the expeditious sale at any time of any Option Shares by the holder thereof in accordance with and to the extent permitted by any rule or regulation promulgated by the SEC from time to time, including, without limitation, Rule 144A. Issuer shall at its expense provide the holder of any Option Shares with any information necessary in connection with the completion and filing of any reports or forms required to be filed by them under the Securities Act or the Exchange Act, or required pursuant to any state securities laws or the rules of any stock exchange.

        (g)	Issue Taxes.  Issuer will pay all stamp taxes in
connection with the issuance and the sale of the Option Shares and in connection with the exercise of the Option, and will save Grantee harmless, without limitation as to time, against any and all liabilities, with respect to all such taxes.

     10. Quotation; Listing. If Issuer Common Stock or any other securities to be acquired upon exercise of the Option are then authorized for quotation or trading or listing on the NASD/SCM, the National Association of Securities Dealers Automated Quotation
System National Market System ("NASDAQ/NMS") or any securities exchange, Issuer, upon the request of Grantee, will promptly file an application, if required, to authorize for quotation or trading or listing the shares or Issuer Common Stock or other securities to be acquired upon exercise of the Option on the NASD/SCM, NASDQ/NMS or such other securities exchange and will use its best efforts to obtain approval, if required, of such quotation or listing as soon as practicable.

     11. Division of Option. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Grantee, upon presentation and surrender of this Agreement at the principal office of Issuer for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Issuer Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any other Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new

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Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

     12.	Miscellaneous.

        (a)	Expenses.  Except as otherwise provided in
Section 9, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

        (b)	Waiver and Amendment.  Any provision of this
Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

        (c)	Entire Agreement:  No Third-Party Beneficiary;
Severability. This Agreement, together with the Plan and the other documents and instruments referred to herein and therein, between Grantee and Issuer (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and
(b) is not intended to confer upon any person other than the parties hereto (other than any transferees of the Option Shares or any permitted transferee of this Agreement pursuant to Section 12(h)) any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or a federal or state regulatory agency to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Option does not permit Grantee to acquire, or does not require Issuer to repurchase, the full number of shares of Issuer Common Stock as provided in Sections 3 and 8 (as adjusted pursuant to Section 7), it is the express intention of Issuer to allow Grantee to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

        (d)	Governing Law.  This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Virginia without regard to any applicable conflicts of law rules.

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        (e)	Descriptive Heading.  The descriptive headings contained
herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

        (f)	Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        			If to Issuer to:

        			Tysons Financial Corporation
			        8200 Greensboro Drive
        			Suite 100
        			McLean, Virginia 22102

        			Attn:  Terrie G. Spiro, President

        			with a copy to:




        			If to Grantee to:

        			MainStreet BankGroup Incorporated
        			200 E. Church Street
        			Martinsville, Virginia 24112-5409

        			Attn:  Michael Brenan, Chairman

        			with a copy to:

        			Douglas W. Densmore, Esq.
        			Flippin, Densmore, Morse, Rutherford & Jessee
        			300 First Campbell Square
        			P.O. Box 1200
        			Roanoke, Virginia 24006


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     (g)	Counterparts.  This Agreement and any amendments hereto may
be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed, it being understood that both parties need not sign the same counterpart.

     (h)	Neither this Agreement nor any of the rights, interest or
obligations hereunder or under the Option shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Grantee may assign this Agreement to a wholly owned subsidiary of Grantee and Grantee may assign its rights hereunder in whole or in part after the occurrence of a Purchase Event. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     (i)	Further Assurances.  In the event of any exercise of the Option by Grantee, Issuer and Grantee shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

     (j)	Specific Performance.  The parties hereto agree that this
Agreement may be enforced by either party through specific performance, injunctive relief and other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

   IN WITNESS WHEREOF, Issuer and Grantee have caused this Stock Option Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first written above.

ATTEST:                                    Tysons Financial Corporation


By:______________                          By:_______________________
                                              Terrie G. Spiro, President
[CORPORATE SEAL]


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ATTEST:                                     MainSteet BankGroup Incorporated


By:_______________                          By:_______________________
                                               Michael Brenan, Chairman
[CORPORATE SEAL]


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